AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

                                  By and Among

                          AETNA LIFE INSURANCE COMPANY

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY


                                       and


                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK



                           --------------------------

                            Dated as of May 21, 1998

                           --------------------------

                               INDEX OF SCHEDULES

Schedule 1.01(A)            Other Assets
Schedule 1.01(B)            Policy Forms
Schedule 1.01(C)            Sellers' Separate Accounts
Schedule 1.01(D)            Separate Account Assets
Schedule 3.03      Actions and Proceedings
Schedule 3.04      No Conflict or Violation
Schedule 3.05      Sellers' Consents and Approvals
Schedule 3.06(A)            Owned Software/Licensed Software
Schedule 3.06(B)            Sellers' Logos, Trademarks, Service Marks and Copyrights
Schedule 3.08      Sellers' Compliance with Laws
Schedule 3.09      Sellers' Licenses and Franchises
Schedule 3.10      Policies
Schedule 3.11      Regulatory Filings
Schedule 3.12(B)            Certain Agreements with Producers
Schedule 3.13      Reinsurance
Schedule 3.14      Conduct of Business
Schedule 3.16      Contracts
Schedule 3.17      Transferred Contracts
Schedule 3.18      Transferred Assets
Schedule 3.21      Other Statements
Schedule 4.03      Actions and Proceedings
Schedule 4.05      Purchaser's Consents and Approvals
Schedule 4.07      Purchaser's Compliance with Laws
Schedule 4.08      Purchaser's Licenses and Franchises
Schedule 5.01(A)   Certain Exceptions
Schedule 5.14               Certain Agreements
Schedule 5.19(A)            Certain Employee Matters
Schedule 5.19(D)            Hiring Conditions
Schedule 5.19(E)            Severance Costs
Schedule 5.19(F)            Vacation Policy
Schedule 5.27(B)            IT Services
Schedule 5.32      Certain Third Party Reinsurance Agreements

                                INDEX OF EXHIBITS

Exhibit A          Administrative Services Agreement
Exhibit B          ALIAC Coinsurance Agreement
Exhibit C          ALIAC (NY) Coinsurance Agreement
Exhibit D          ALIC Coinsurance Agreement
Exhibit E          ALIC (NY) Coinsurance Agreement
Exhibit F          Bill of Sale and Assumption Agreement
Exhibit G          Closing Balance Sheet
Exhibit H          Closing Date Liabilities Methodology
Exhibit I          NY Administrative Services Agreement
Exhibit J          Recapture Fee Formula
Exhibit K          Calculation of Security Trust Required Balance
Exhibit L          Security Trust Agreement
Exhibit M          Calculation of Separate Account Revenues
Exhibit N          Transition Services Agreement Term Sheet
Exhibit O          Pro Forma Statements

                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

         This AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of May 21, 1998, is entered into by and among Aetna Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut ("ALIC"), Aetna Life Insurance and Annuity Company, a stock life insurance company organized under the laws of the State of Connecticut ("ALIAC") (ALIC and ALIAC are sometimes collectively referred to herein as "Sellers"), The Lincoln National Life Insurance Company, a stock life insurance company organized under the laws of the State of Indiana ("Purchaser"), and Lincoln Life & Annuity Company of New York, a stock life insurance company organized under the laws of the State of New York and a wholly owned subsidiary of Purchaser ("LLANY").

                                    RECITALS:

         WHEREAS, Sellers are engaged in, among other things, the marketing, issuance and administration of certain sponsored life, individual life insurance and corporate owned life insurance policies;

         WHEREAS, subject to the terms, conditions and limitations set forth in this Agreement, Sellers desire to cede to Purchaser and LLANY and Purchaser and LLANY desire to reinsure on a 100% indemnity basis certain liabilities of Sellers arising under the Sellers' sponsored life, individual life insurance and corporate owned life insurance policies, as defined herein, pursuant to the provisions of the Coinsurance Agreements (as defined herein);

         WHEREAS, subject to the terms, conditions and limitations contained in this Agreement, the parties desire to provide for the administration of Sellers' sponsored life, individual life insurance and corporate owned life insurance policies pursuant to the provisions of the Administrative Services Agreement and NY Administrative Services Agreement (as defined herein);

         WHEREAS, Sellers, Purchaser and LLANY have entered into that certain Asset Purchase Agreement dated as of May 21, 1998 (the "Original Agreement"); and

         WHEREAS, the parties wish to amend and restate the Original Agreement in its entirety to clarify and/or revise certain provisions of the Original Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in reliance upon the representations, warranties, conditions and covenants contained herein, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

         "Administrative Services Agreement" means the Administrative Services Agreement among Sellers and Purchaser in the form of Exhibit A hereto.

         "Administrative Services Agreements" means, collectively, the Administrative Services Agreement and the NY Administrative Services Agreement.

         "Affiliate" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person. "Control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, the holding of policyholders' proxies by contract other than a commercial contract for goods or non-management services, or otherwise, unless the power is the result of an official position with or corporate office held by the Person. Except as provided otherwise in this Agreement, control is presumed to exist if any Person, directly or indirectly, owns, controls, holds with the power to vote, or holds shareholders' proxies representing 25% or more of the voting securities of any other Person, or holds or controls sufficient policyholders' proxies, or is entitled by contract or otherwise, to nominate, appoint or elect the majority of the board of directors or comparable governing body of any other Person.

         "ALIAC" means Aetna Life Insurance and Annuity Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "ALIAC Coinsurance Agreement" means the Coinsurance Agreement between ALIAC and Purchaser in the form of Exhibit B hereto.
         "ALIAC GAAP Statements" shall have the meaning set forth in Section
3.19 hereof.

         "ALIAC (NY) Coinsurance Agreement" means the Coinsurance Agreement between

ALIAC and LLANY in the form of Exhibit C hereto, which Exhibit C will be substantially in the form of the ALIAC Coinsurance Agreement (except for such changes as may be required under New York law), and will be mutually agreed to by the parties and attached hereto within 14 days of the Contract Date.

         "ALIC" means Aetna Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "ALIC Coinsurance Agreement" means the Coinsurance Agreement between ALIC and Purchaser in the form of Exhibit D hereto.

         "ALIC (NY) Coinsurance Agreement" means the Coinsurance Agreement between ALIC and LLANY in the form of Exhibit E hereto which Exhibit E will be substantially in the form of the ALIC Coinsurance Agreement (except for such changes as may be required under New York law), and will be mutually agreed to by the parties and attached hereto within 14 days of the Contract Date.

         "Allocated Employees" means employees who spend a substantial portion (i.e., more than 15%) of their time performing services for Sellers or any of their Affiliates in each case with respect to the Business, and other than (i) Dedicated Employees and (ii) lawyers who are not in the Aetna Retirement Services reporting segment.

         "Ancillary Agreements" mean collectively (a) the Coinsurance Agreements, (b) the Administrative Services Agreements, (c) the Bill of Sale and Assumption Agreement, (d) the Security Trust Agreement(s), and (e) the Transition Services Agreement.

         "Annual Statement" means the convention form statutory annual statement of ALIC or ALIAC, as the case may be, together with all required schedules and supplements thereto, as filed with the Insurance Department of the State of Connecticut.

         "Antitrust Division" means the Antitrust Division of the United States Department of Justice.

         "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.

         "Assumed Employment Liabilities" means any liabilities arising out of the employment of the Transition Employees that are assumed by Purchaser pursuant to Section 5.19 hereof.

         "Assumed Liabilities" means: (a) all Liabilities; (b) all Purchaser Extra Contractual Obligations; (c) all Assumed Employment Liabilities; and (d) all other liabilities, obligations or indemnities expressly assumed by Purchaser or LLANY under the terms of this Agreement or any Ancillary Agreement.

         "Bill of Sale and Assumption Agreement" means the Bill of Sale and Assumption Agreement in the form of Exhibit F hereto.

         "Blackout Period" shall have the meaning set forth in Section 5.29(a)(i) hereof.

         "Books and Records" means the originals or copies of all customer lists, policy information, policy forms and rating plans, disclosure and other documents and filings, including statutory filings, required under all Applicable Laws, administrative records, reinsurance records, claim records, sales records, underwriting records, financial records, Tax records and compliance records in the possession or control of Sellers and relating principally to the operation of the Business, including, without limitation, any database, magnetic or optical media (to the extent not subject to licensing restrictions) and any other form of recorded, computer generated or stored information or process, but excluding: (a) Sellers' original certificates of incorporation, bylaws, corporate seals, licenses to do business, minute books and other corporate records relating to corporate organization or capitalization; (b) original Tax and corporate accounting records relating to the Business; (c) any original books and records relating to the Retained Liabilities; (d) any records that are subject to the attorney-client privilege; and (e) the Retained Contracts and any records relating thereto.

         "Business" means marketing, issuing and administering the Policies in the United States and the other business activities reasonably related thereto, in each case as currently conducted by ALIC or ALIAC, as the case may be, or, where so specified herein, as to be conducted by Purchaser or LLANY following the Closing Date.
         "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in the State of Connecticut are permitted or obligated by Applicable Law to be closed or a day on which the New York Stock Exchange is closed for trading.

         "Ceding Commissions" means the ceding commissions allowed to Sellers under the terms of the Coinsurance Agreements, which shall consist of a total of $778.5 million for the ALIAC Coinsurance Agreement and the ALIAC (NY) Coinsurance Agreement (such amount to be allocated between such agreements prior to their execution) and a total of $33.5 million for the ALIC Coinsurance Agreement and the ALIC (NY) Coinsurance Agreement (such amount to be allocated between such agreements prior to their execution).

         "Claims Notice" shall have the meaning set forth in Section 9.02 hereof.

         "Closing" means the closing of the transactions contemplated by this Agreement.

         "Closing Balance Sheet" means the pro forma balance sheet of the Business as of the last day of the second month preceding the month in which the Closing shall occur, which shall be prepared and delivered by Sellers to Purchaser not later than the fifth day prior to the Closing Date in the format set forth in Exhibit G hereto.

         "Closing Date" means the Effective Date; provided, however, that if such date is not a Business Day, the Closing Date shall be the immediately succeeding Business Day, and provided further, that the Closing may occur on such other date as the parties may agree to in writing.

         "Closing Date Liabilities" means, as of any date, the General Account Reserves and other statutory liabilities relating to the Business, which shall be (a) estimated and reflected in the Closing Balance Sheet as of the last day of the second month preceding the month in which the Closing shall occur; and
(b) subsequently adjusted and reflected in the Revised Closing Balance Sheet and Final Closing Balance Sheet as of 11:59 p.m. Eastern Time on the last day of the month immediately preceding the month in which the Closing Date falls. The Closing Date Liabilities shall be determined and reported in accordance with the methodology described on Exhibit H hereto.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Coinsurance Agreements" mean collectively the ALIC Coinsurance Agreement, ALIC (NY) Coinsurance Agreement, ALIAC Coinsurance Agreement and ALIAC (NY) Coinsurance Agreement.

         "Commission" means the United States Securities and Exchange
Commission.

         "Commissions" mean all commissions, expense allowances, benefit credits and other fees and compensation payable to Producers.

         "Complete" shall have the meaning set forth in Section 5.27(c) hereof.

         "Connecticut SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of Connecticut.

         "Confidential Information" shall have the meaning set forth in Section 5.18(b) hereof.

         "Confidentiality Agreement" means the confidentiality agreement dated February 4, 1998 by and among Sellers and Purchaser.

         "Contract Date" means May 21, 1998.

         "Critical Shared Systems" mean the following applications identified on
Schedule 3.06(A): CSW, PAIS, ARS Valuation, Life VRU, Prospectuses and Semi Annual Mailing.

         "Dedicated Employees" shall have the meaning set forth in Section 3.12 hereof.

         "Direct Economic Loss" means (a) as to either Seller's rejection of any recommendation by Purchaser or LLANY with respect to the non-guaranteed elements of the Policies or Post-Closing Policies, the amount by which the aggregate amount due to Policyholders in respect of the period to which such recommendation relates exceeds the aggregate amount that would have been due to such Policyholders in respect of such period to the extent ALIAC or ALIC, as applicable, had followed such recommendation; and (b) as to ALIC's rejection of any recommendation by Purchaser or LLANY with respect to dividends under the Par Policies, the amount by which ALIC's rejection of such recommendation causes the Par Surplus to fall below the amount required to be maintained under Section 2.8 of the ALIC Coinsurance Agreement or Section 2.8 of the ALIC (NY) Coinsurance Agreement.

         "Direct Systems" mean those systems which, as of the Closing, Sellers are executing in a production or test environment (as opposed to a development environment) and which support the Business exclusively. The inventory of Direct Systems is identified on Schedule 3.06(A).

         "Distribution Agreements" mean the agreements between either or both Sellers, on the one hand, and Producers, on the other hand, with respect to the Policies in effect as of April 13, 1998.

         "Effective Date" means 12:01 a.m. Eastern Time on: (a) the first day of the month immediately following the month in which the last of the conditions to Closing set forth in this

Agreement is satisfied or waived in writing, if the last of such conditions was so satisfied or waived on or prior to the 15th day of such prior month; or (b) the first day of the second month immediately following the month in which the last of such conditions is so satisfied or waived, if the last of such conditions was so satisfied or waived after the 15th day of such prior month; provided, however, that the parties may agree that the last of such conditions shall be deemed, for purposes of determining the Effective Date, to have been so satisfied or waived as of any given date.

         "Effective Date of Employment" shall have the meaning set forth in
Section 5.19(a) hereof.

         "Effective Date of Offer" shall have the meaning set forth in Section 5.20(c) hereof.

         "Election Notice" means the written notice given by either Seller to Purchaser with respect to such Seller's election of recapture or Security Trust remedies pursuant to Section 9.07 hereof or Articles IX of the Coinsurance Agreements.

         "Employee List" shall have the meaning set forth in Section 5.19(a) hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all final and temporary regulations and interpretive Bulletins and other rulings of general applicability thereunder.

         "Event of Default" means any event described in Section 9.07(a) hereof or Articles IX of the Coinsurance Agreements which gives rise to Recapture Rights or other remedy.

         "Extra Contractual Obligations" means all liabilities or obligations arising under the Policies and Post-Closing Policies, exclusive of liabilities or obligations arising under the express terms and conditions of the Policies and Post-Closing Policies and the other Liabilities, but including, without limitation, any liability for fines, penalties, forfeitures, punitive, special, exemplary or other form of extra-contractual damages, which liabilities or obligations arise from any act, error or omission, whether or not intentional, negligent, in bad faith or otherwise relating to: (a) the marketing, sale, underwriting, production, issuance, cancellation or administration of the Policies or Post-Closing Policies; (b) the investigation, defense, trial, settlement or handling of claims, benefits, dividends or payments under the Policies or Post-Closing Policies; or (c) the failure to pay, the delay in payment, or errors in calculating or administering the payment of benefits, dividends, claims or any other amounts due or alleged to be due under or in connection with the Policies or Post-Closing Policies.

         "Final and Binding" shall have the meaning set forth in Section 2.03(d) hereof.

         "Final Closing Balance Sheet" means the final pro forma balance sheet of the Business as of the Closing Date prepared and delivered in accordance with
Section 2.03(d) hereof.

         "FTC" means the Federal Trade Commission.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "General Account Reserves" means the general account reserves of Sellers before reduction for accrued for expense allowances recognized in Separate Account Reserves (without regard to the transactions contemplated by the Coinsurance Agreements) with respect to the Policies or Post-Closing Policies, as applicable, determined in accordance with Connecticut SAP.

         "Governmental Authority" means any court, administrative or regulatory agency or commission, or other federal, state or local governmental authority or instrumentality, or the National Association of Securities Dealers or national securities exchanges having jurisdiction over any party hereto.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         "Indemnified Party" shall have the meaning set forth in Section 9.02 hereof.

         "Indemnifying Party" shall have the meaning set forth in Section 9.02 hereof.

         "Indiana SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of Indiana.

         "Internally Managed Funds" mean the funds supporting the Sellers' Separate Accounts that are managed by an Affiliate of Sellers.

         "IRS" means the United States Internal Revenue Service.

         "IT Services" mean the information technology, computing, distributed computing and telecommunications services (which includes services for Y2K Obligations, Shared Systems

Y2K Obligations and other services for Direct Systems and Shared Systems) to be provided by Sellers to Purchaser and LLANY after the Closing.

         "IT Transition Plan" shall have the meaning set forth in Section 5.27(b)(ii) hereof.

         "Knowledge of Purchaser" means the actual knowledge, after reasonable investigation, of those persons previously identified in a writing specifically referring to this definition in the Agreement.

         "Knowledge of Sellers" means the actual knowledge, after reasonable investigation, of those persons previously identified in a writing specifically referring to this definition in the Agreement.

         "Liabilities" means all gross liabilities and obligations arising out of or relating to the Policies and Post-Closing Policies, other than the Retained Liabilities and Extra Contractual Obligations. The Liabilities shall include, without limitation: (a) the General Account Reserves; (b) all liabilities for incurred but not reported claims, benefits, interest on death claims or other payments arising under or relating to the Policies and Post-Closing Policies, whether or not (i) included within the General Account Reserves, or (ii) incurred before or after the Effective Date; (c) all liabilities arising out of any changes to the terms and conditions of the Policies and Post-Closing Policies mandated by Applicable Law whether or not incurred before or after the Effective Date; (d) premium taxes due in respect of Premiums paid on or after the Effective Date (without giving effect to any credits due to Sellers for any guaranty fund assessments paid by Sellers prior to Closing), and all other Tax liabilities arising out of or relating to the Business or Post-Closing Policies for periods commencing on or after the Effective Date (except for income Taxes imposed on Sellers under Subtitle A of the Code); (e) assessments and similar charges in connection with participation by Sellers, Purchaser or LLANY, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, arising on account of direct Premiums paid on or after the Effective Date; (f) Commissions payable with respect to the Policies and Post-Closing Policies to or for the benefit of the Producers who marketed or produced the Policies, in any case payable on or after the Effective Date; (g) any liability arising under the Transferred Contracts; (h) premiums, payments, fees or other consideration or amounts due on or after the Effective Date under any Third-Party Reinsurance Agreements which are included with the Transferred Contracts; (i) all liabilities for amounts payable on or after the Effective Date for returns or refunds of Premiums; (j) dividends payable on or after the Effective Date on Par Policies (whether or not such dividends are declared before or after the Effective Date); (k) all liabilities which relate to (i) amounts transferred from the Sellers' Separate Accounts to one of the Sellers' general accounts pending distribution to owners of the Variable Policies, and (ii) amounts held in a general account of one of the Sellers pending transfer to the Sellers' Separate Accounts, and (iii) any insurance liabilities or obligations arising under the Variable Policies (including any Variable Policies included within the Post-Closing Policies) that are not payable out of the assets of the relevant Seller's Separate Account; and
(l) all unclaimed property liabilities arising under or relating to the Policies and Post-Closing Policies.

         "LBMs" means the life brokerage managers and associates employed by Sellers in connection with the Policies as of April 13, 1998.

         "LIBOR" means a rate per annum equal to the three month London Interbank Offered Rate as published in The Wall Street Journal, Eastern Edition, in effect on the Closing Date.

         "Licensed Software" shall have the meaning set forth in Section 3.06(a) hereof.

         "LLANY" means Lincoln Life & Annuity Company of New York, a stock life insurance company organized under the laws of the State of New York.

         "LLANY GAAP Statements" shall have the meaning set forth in Section
4.09 hereof.

         "Look-back Employee" shall have the meaning set forth in Section 5.19(a) hereof.

         "Loss" and "Losses" shall have the meanings set forth in Section 9.01(a) hereof.

         "Market Value" means the market value of the assets held in a Security Trust, determined pursuant to Section 4.01 of the Security Trust Agreement.

         "Material Adverse Effect" means any matter which would reasonably be considered materially adverse by an acquiror of the Business in the context of the particular provision in which such phrase appears.

         "Material Adverse Effect on the Business" means a material adverse effect on the liabilities, results of operations or financial condition of the Business considered as a whole.

         "MGAs" means master or managing general agents with which the Sellers have entered into a Distribution Agreement as of April 13, 1998.

         "NAIC" means the National Association of Insurance Commissioners.

         "New York Policies" means the individual universal life, individual corporate owned life, individual traditional life, sponsored life and individual participating life insurance policies and participating annuities and related documents included within the definition of Policies that are coinsured by LLANY under the ALIAC (NY) Coinsurance Agreement and ALIC (NY) Coinsurance Agreement.

         "New York SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of New York.

         "NY Administrative Services Agreement" means the NY Administrative Services Agreement among Sellers and LLANY in the form of Exhibit I hereto, which Exhibit I will be substantially in the form of the Administrative Services Agreement (except for such changes as may be required by New York law) and attached hereto within 14 days of the Contract Date.

         "1940 Act" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         "Other Assets" mean the specific assets of Sellers listed in Schedule 1.01(A) and such other fixed assets as may be mutually agreed among the parties.

         "Other Employees" shall have the meaning set forth in Section 5.19(a) hereof.

         "Owned Software" shall have the meaning set forth in Section 3.06 hereof.

         "Par Policies" mean the individual participating life insurance policies and participating annuities issued by ALIC which are included within the Policies.

         "Par Surplus" means the amount of dedicated statutory surplus relating solely to the Par Policies, plus the Asset Valuation Reserve (AVR) and Interest Maintenance Reserve (IMR) relating thereto, as determined in accordance with Connecticut SAP.

         "Permits" mean all licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings with all Governmental Authorities and under all Applicable Laws required in order for Sellers, Purchaser and LLANY to consummate the transactions contemplated by this Agreement, the Ancillary Agreements and each of the other agreements contemplated hereby and thereby.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

         "Policies" mean all of the individual universal life, individual corporate owned life, individual traditional life, sponsored life and individual participating life insurance policies and participating annuities, together with all related binders, slips and certificates (including applications therefor and all supplements, endorsements, riders and agreements in connection therewith) which have been issued or reinsured by ALIC or ALIAC, as the case may be, in connection with the Business (in accordance with, and as determined by reference to, each Seller's historical practices) which policies shall include, but not be limited to (a) all policies issued on the policy forms included in the list of base codes set forth on Schedule 1.01(B) and which: (i) are effected, bound or issued on or prior to the Effective Date; and (ii) are in force as of the Effective Date; or (iii) are subject to being renewed or reinstated in accordance with their terms on the Effective Date; and (b) all permanent individual life policies issued by Sellers prior to or after the Effective Date following the exercise of conversion rights under the Sellers' individual term life policies.

         "Policyholders" means policyholders, insureds and assignees under the Policies and Post-Closing Policies.

         "Post-Closing Policies" means the contracts and policies issued by ALIC or ALIAC, as applicable, after the Closing Date pursuant to Sections 5.29 and
5.33 hereof.

         "Post-Closing Records" mean all books and records relating to the administration of the Business by Purchaser after the Closing Date.

         "Premiums" mean premiums, considerations, deposits and similar receipts with respect to the Policies or Post-Closing Policies.

         "Producers" mean all LBMs, MGAs, brokers, agents, general agents, COLI speciality brokers, re-enrollers under Sellers' sponsored life products, broker-dealers, producers or other Persons who market or produce the Policies and who (a) have been appointed by Sellers, and (b) are entitled to receive Commissions from Sellers.

         "Product Guide" means the catalog of IT Services, attached hereto as
Schedule 5.27(B).

         "Pro Forma Statements" shall have the meaning set forth in Section 3.21 hereof.

         "Purchase Price" means One Billion U.S. Dollars ($1,000,000,000).

         "Purchaser" means The Lincoln National Life Insurance Company, a stock life insurance company organized under the laws of the State of Indiana.

         "Purchaser 401(k) Plan" shall have the meaning set forth in Section 5.19(f)(2) hereof.

         "Purchaser Extra Contractual Obligations" means: (a) all Extra Contractual Obligations to the extent such obligations arise out of acts, errors or omissions occurring (or, in the case of omissions, failing to occur) at any time on or after the Effective Date by either the Purchaser or LLANY or their respective directors, officers, employees, Affiliates, agents, representatives, successors and assigns; (b) all Sellers' Extra Contractual Obligations, except to the extent otherwise provided in Articles VIII and IX hereof; and (c) all liabilities or obligations to the extent such liabilities or obligations arise out of or relate to the Sellers' administration of claims, non-guaranteed elements, dividends and other aspects of or relating to the Policies or Post-Closing Policies on and after the Effective Date pursuant to recommendations from Purchaser or LLANY pursuant to the Coinsurance Agreements or Administrative Services Agreements.

         "Purchaser Indemnified Parties" shall have the meaning set forth in
Section 9.01(a) hereof.

         "Purchaser Material Adverse Effect" means a material adverse effect on the business, properties, assets, operations or financial condition of the Purchaser or LLANY, considered in the context of the particular provision in which such phrase appears.

         "Purchaser SAP Statements" shall have the meaning set forth in Section
4.09 hereof.

         "Purchaser's Defined Benefit Plan" shall have the meaning set forth in
Section 5.19(f)(4) hereof.

         "Purchaser Y2K Plan" shall have the meaning set forth in Section 4.14 hereof.

         "RBC" shall have the meaning set forth in Section 3.23 hereof.

         "Recapture Fee" means the amount determined in accordance with the formula set forth on Exhibit J hereto, which is payable by Purchaser to a Seller that elects to recapture the Policies and Post-Closing Policies pursuant to
Section 9.07(d) hereof or Articles IX of the Coinsurance Agreements.

         "Recapture Event" shall have the meaning set forth in Section 9.07(b).

         "Recapture Rights" mean the right of either Seller to recapture the Policies and Post-Closing Policies pursuant to Section 9.07 hereof or Articles IX of the Coinsurance Agreements.

         "Reinsured Liabilities" means the Liabilities reinsured pursuant to the Coinsurance Agreements.

         "Required Balance" means one hundred percent (100%) of the amount equal to (a) the Reserves on the Policies and Post-Closing Policies issued or reinsured by ALIC or ALIAC, as the case may be, plus (b) other liabilities relating to the Policies and Post-Closing Policies, which shall be calculated in accordance with the methodology set forth on Exhibit K hereto, plus (c) solely with respect to ALIC, the Par Surplus, minus (d) the amount of outstanding loans under the Policies and Post-Closing Policies (to the extent such loans constitute admitted assets under Connecticut SAP).

         "Reserves" means the sum of all reserves and liabilities required to be maintained by ALIC or ALIAC, as the case may be, for the Policies and Post-Closing Policies issued or reinsured by it, calculated consistent with (a) the reserve requirements, statutory accounting rules and actuarial principles applicable to Sellers under the law of each state in which the Policies and Post-Closing Policies were issued or delivered, and (b) otherwise in accordance with the methodologies used by Sellers to calculate the reserves and liabilities for the Policies and Post-Closing Policies in accordance with Connecticut SAP and sound actuarial principles and any valuation bases and methods of determining reserves as provided in the forms of Policy and Post-Closing Policies, as applicable; provided, however, the term "Reserves" shall not include the Separate Account Reserves.

         "Retained Contracts" means all contracts, agreements, leases, software licenses, rights, obligations or other commitments of Sellers that (a) arise out of or are related exclusively to any business or operation of Sellers other than the Business, or (b) arise out of or are related in any way to the Business, and which, in the case of both clauses (a) and (b) herein, are not Transferred Contracts.

         "Retained Liabilities" means the liabilities of Sellers arising solely from any of the following: (a) premium taxes due in respect of Premiums paid prior to the Effective Date; (b) amounts payable prior to the Effective Date for returns or refunds of Premiums; (c) Commissions payable with respect to the Policies to or for the benefit of Producers, in any case payable prior to the Effective Date; (d) assessments and similar charges in connection with participation by Sellers, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, arising on account of direct Premiums paid prior to the Effective Date; (e) the Retained Contracts; (f) premiums, payments, fees or other consideration or amounts due prior to the Effective Date under the Third-Party Reinsurance Agreements; (g) dividends payable prior to the Effective Date on Par Policies; (h) death claims under the Policies which are reported prior to the Closing Date; (i) the pending litigation described on Schedule 3.03; (j) interest stabilization reserve relating to the Policies; (k) liabilities or obligations relating to the Business to the extent such liabilities or obligations have been accrued for on Sellers' books and records as of 11:59 p.m. Eastern Time on the day immediately preceding the Effective Date in accordance with Connecticut SAP but are not reflected on the Final Closing Balance Sheet; (l) Direct Economic Loss resulting from either Seller's rejection of recommendations made by Purchaser or LLANY with respect to the non-guaranteed elements or dividends under the Policies or Post-Closing Policies, as applicable; provided that Sellers shall not incur or retain any such obligation or liability for Direct Economic Loss to the extent that implementing the relevant recommendations by Purchaser or LLANY would (i) violate any Applicable Law, or (ii) violate or result in a breach of this Agreement, any Ancillary Agreement or any Policy or Post-Closing Policy; and (m) all other liabilities, obligations or indemnities expressly assumed by Sellers under the terms of this Agreement or any Ancillary Agreement.

         "Revised Closing Balance Sheet" means the pro forma balance sheet of the Business as of the Closing Date prepared and delivered by Sellers to Purchaser pursuant to Section 2.03(d) hereof.

         "SAP Statements" shall have the meaning set forth in Section 3.20 hereof.

         "Secured Policies" means Policies and Post-Closing Policies under which the related Reinsured Liabilities are secured by a Security Trust.

         "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations thereunder.

         "Security Trust" means a trust account established with a United States financial institution reasonably acceptable to the parties hereto for the purpose of securing the Purchaser's or LLANY's obligations to such Seller in accordance with Section 9.07 hereof or Article IX of the Coinsurance Agreements.

         "Security Trust Agreement" means the trust agreement governing the Security Trust, which shall be substantially in the form of Exhibit L hereto.

         "Sellers' Extra Contractual Obligations" means all Extra Contractual Obligations to the extent such obligations arise out of acts, errors or omissions occurring (or, in the case of omissions, failing to occur) at any time prior to the Effective Date by Sellers or their respective directors, officers, employees, Affiliates, agents or representatives.

         "Sellers' Fully Loaded Costs" means with respect to any services provided by Sellers: (i) a proportionate share of corporate overhead computed in accordance with the internal charge-back methodologies historically used by Sellers, (ii) all employment related costs, including salaries, bonuses (other than stay bonuses not agreed to by Purchaser) and all costs incurred in providing all payroll and benefits for all employees providing such services,
(iii) any sales or use taxes incurred by Sellers in connection with providing the services, and (iv) all reasonable out-of-pocket expenses, including third-party charges, as long as the costs specified in (i) through (iv) above do not collectively exceed Sellers' costs determined by their internal charge back methodologies historically used in charging the Business for such services and assets and such costs exclude any extraordinary third-party charges incurred by Sellers to enable them to provide such services to an unaffiliated third party (i.e., Purchaser).

         "Sellers' Indemnified Parties" shall have the meaning set forth in
Section 9.01(b) hereof.

         "Sellers" means collectively ALIC and ALIAC.

         "Sellers' Separate Accounts" means the specific separate accounts of Sellers identified on Schedule 1.01(C) hereto.

         "Sellers' Y2K Plan" shall have the meaning set forth in Section 3.24 hereof.

         "Separate Account Assets" means the assets described on Schedule 1.01(D) hereto which constitute the Sellers' Separate Accounts.

         "Separate Account Reserves" means the reserves associated with the Variable Policies which are held in Sellers' Separate Accounts, determined in accordance with Connecticut SAP.

         "Separate Account Revenues" means the revenues described on Exhibit M hereto.

         "Shared Systems" mean those systems which, as of the Closing, Sellers are executing in a production environment (as opposed to a test or development environment) and which support both the Business and other of Sellers' businesses. The inventory of Shared Systems is identified on Schedule 3.06(A).

         "Shared Systems Y2K Obligations" shall have the meaning set forth in
Section 5.27(c) hereof.

         "Subsidiary" means, with respect to any Person on a given date (a) any other Person of which at least 25% of the voting power of the equity securities or equity interests is owned directly or indirectly by such Person; and (b) any other Person the accounts of which, by virtue of an ownership interest in it by such Person would be consolidated, in accordance with GAAP, with those of such Person in its financial statements as of the applicable date.

         "Suitable Employment" shall have the meaning set forth in Section 5.19(d)(2) hereof.

         "Tax Costs" shall have the meaning set forth in Section 5.28(b) hereof.

         "Taxes" (or "Tax" as the context may require) means any tax, however denominated, imposed by any federal, state, local, municipal, territorial, provincial or foreign government or any agency or political subdivision of any such government (a "Taxing Authority"), including, without limitation, any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, gains, goods and services, production, documentary, recording, social security, unemployment, disability, workers' compensation, estimated, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, capital stock, occupation, personal or real property, environmental or windfall profit tax, premiums, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority relating thereto.

         "Third Party Claim" shall have the meaning set forth in Section 9.02(a) hereof.

         "Third Party Consultant" shall have the meaning set forth in Section 2.03(d) hereof.

         "Third-Party Reinsurance Agreements" mean the reinsurance agreements identified by Purchaser on Schedule 5.32 hereto under which Sellers have ceded liabilities to non-Affiliated reinsurers with respect to the Policies, which
Schedule 5.32 may be supplemented by Purchaser, without any requirement for consent by Sellers, within thirty (30) calendar days of the Contract Date.

         "Transferred Assets" means: (a) cash or cash equivalents equal to the amount as of the Closing Date of (A) Closing Date Liabilities, plus (B) the Par Surplus, minus (C) the amount of outstanding loans under the Policies (to the extent such loans constitute admitted assets under Connecticut SAP), minus (D) the aggregate amounts ascribed to the Other Assets in the Closing Balance Sheet, Revised Closing Balance Sheet or Final Closing Balance Sheet, as applicable, and minus (F) the Purchase Price; (b) all of Sellers' rights and interests under the Policies to receive principal and interest paid on policy loans on or after the Effective Date; (c) the Other Assets; (d) the Books and Records; (e) the Transferred Contracts; and (f) the Separate Account Revenues.

         "Transferred Contracts" means: (a) the contracts, agreements, leases, software licenses, rights, obligations or other commitments of Sellers (to the extent freely assignable) used exclusively by Sellers in the Business (but excluding the Policies and the Distribution Agreements); and (b) contracts, agreements, leases, software licenses, rights, obligations or other commitments relating to the Business (but excluding the Policies and the Distribution Agreements) identified by Purchaser and (i) listed on Schedule 3.17 hereto, or
(ii) listed on the supplement to Schedule 3.17 delivered to Sellers within thirty (30) calendar days of the Contract Date.

         "Transferred Employee" shall have the meaning set forth in Section 5.19(f) hereof.

         "Transition Employees" shall have the meaning set forth in Section 5.19(a) hereof.

         "Transition Period" shall have the meaning set forth in Section 5.27(b) hereof.

         "Transition Services Agreement" means the Transition Services Agreement among Sellers and Purchaser, which agreement will substantially incorporate the terms set forth in the Transition Services Agreement Term Sheet attached hereto as Exhibit N, the form of which shall be agreed to by the parties within 90 days of the Contract Date.

         "Trustee" means a bank or trust company reasonably acceptable to the parties to this Agreement, which acts as trustee of a Security Trust pursuant to the terms and conditions of a Security Trust Agreement; provided, however, that such bank or trust company shall (a) possess assets of at least $10 billion, and
(b) be rated at least A+ by each of Moody's Investors Services, Inc. and Standard & Poor's Corporation.

         "TSA Employees" shall have the meaning set forth in Section 5.19(a) hereof.

         "Variable Policies" means the variable life insurance policies issued by ALIAC which are funded, in whole or in part, by the Sellers' Separate Accounts.

         "Y2K Obligations" shall have the meaning set forth in Section 5.27(b)(iii) hereof.

                                   ARTICLE II
                TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

         Section 2.01. Consideration Upon the terms and subject to the conditions of this Agreement, Purchaser and LLANY shall pay to Sellers on the Closing Date an aggregate amount equal to the Purchase Price. The Purchase Price shall be credited to Sellers as a reduction in the amount of cash or cash equivalents included within the Transferred Assets to be transferred by Sellers to Purchaser and LLANY at Closing in accordance with the provisions of Sections
2.02 and 2.03 hereof.

         Section 2.02. Acquisition of Transferred Assets and Assumption of Assumed Liabilities (a) Upon the terms and subject to the conditions of this Agreement and the payment of the Purchase Price, on the Closing Date Sellers shall sell, assign and transfer to Purchaser or LLANY, as applicable, all of Sellers' right, title and interest in the Transferred Assets; provided, however, that the amount of cash or cash equivalents included within the Transferred Assets to be transferred to Purchaser or LLANY shall be determined in accordance with Section 2.03 and adjusted pursuant to Section 2.04 hereof. All sales, assignments and transfers of the Transferred Assets, other than cash or cash equivalents, shall be effected by the Bill of Sale and Assumption Agreement. Notwithstanding anything in this Agreement to the contrary, but subject to the provisions of Section 5.03 hereof, Sellers shall be entitled to keep and maintain copies of all Books and Records and Post-Closing Records from and after the Closing, and to have access to the originals of the Books and Records and Post-Closing Records in accordance with the terms hereof.

                    (b) Upon the terms and subject to the conditions of this Agreement, on the Closing Date: (i) Sellers shall cede and assign to Purchaser or LLANY, as applicable, their respective Liabilities, and Purchaser and LLANY shall reinsure and assume 100% of such Liabilities pursuant to the Coinsurance Agreements; (ii) Purchaser or LLANY, as applicable, shall assume 100% of the Purchaser Extra Contractual Obligations pursuant to the Coinsurance Agreements; and (iii) Sellers shall transfer to Purchaser or LLANY, as applicable, and Purchaser and LLANY shall assume from Sellers, pursuant to the Bill of Sale and Assumption Agreement, the Assumed Employment Liabilities and all other Assumed Liabilities.

         Section 2.03. Place and Date of Closing; Balance Sheets; Cash Transfers at

Closing

                    (a) The Closing shall take place at the offices of Lord, Bissell & Brook, 115 South LaSalle Street, Suite 3600, Chicago, Illinois, at 9:00 a.m. Central Standard Time on the Closing Date or such other time or place as the parties may mutually agree.

                    (b) Not later than the fifth day prior to the Closing Date, Sellers will deliver to Purchaser a pro forma statement of the Business in the same format as Exhibit G hereto (the "Closing Balance Sheet"), together with a certification of the chief financial officers of Sellers that the Closing Date Liabilities and all other items appearing on the Closing Balance Sheet were: (i) estimated in good faith by Sellers as of the last day of the second month preceding the month in which the Closing shall occur; (ii) based upon the books and records of Sellers; and (iii) calculated in a manner consistent with Connecticut SAP and with the methodologies utilized in preparing the Pro Forma Statements and the 1997 Annual Statements. The Closing Balance Sheet shall reflect, among other things, the assets and liabilities that will be transferred to, and assumed by, LLANY with respect to New York Policies pursuant to the ALIAC(NY) Coinsurance Agreement and ALIC(NY) Coinsurance Agreement.

                    (c) On the Closing Date, Sellers will transfer cash or cash equivalents to Purchaser and LLANY, as applicable, by wire transfer of immediately available funds in U.S. Dollars to the bank account or accounts designated to Sellers in writing by Purchaser at least five (5) Business Days prior to the Closing Date in an aggregate amount equal to the sum of: (A) the Closing Date Liabilities, plus (B) the Par Surplus, minus (C) the amount of outstanding loans under the Policies (to the extent such loans constitute admitted assets under Connecticut SAP), minus (D) the aggregate amounts ascribed to the Other Assets, and minus (E) the Purchase Price, all as reflected on the Closing Balance Sheet. In no event shall Sellers transfer to Purchaser or LLANY any Separate Account Assets or Separate Account Reserves. In the event that Sellers transfer any cash equivalents, the form of such cash equivalents and the process for transfer will be mutually agreed to by the parties.

                    (d) Sellers shall, on or before the date that is forty-five
(45) calendar days after the Closing Date, deliver to Purchaser: (i) a pro forma statement of the Business as of 11:59 p.m. Eastern Time on the day immediately preceding the Effective Date (the "Revised Closing Balance Sheet"), in the same format as the Closing Balance Sheet; and (ii) a certification of the chief financial officers of Sellers to the same effect with respect to the Revised Closing Balance Sheet as the certification delivered with respect to the Closing Balance Sheet. Purchaser shall have the right to review the Revised Closing Balance Sheet and comment thereon for a period of forty-five (45) calendar days after receipt thereof. Any changes in the Revised Closing Balance

Sheet that are agreed to by Purchaser and Sellers within such 45-day period shall be incorporated into a final balance sheet of the Business as of 11:59 p.m. Eastern Time on the day immediately preceding the Effective Date (the "Final Closing Balance Sheet"). In the event that Purchaser and Sellers are unable to agree on the manner in which any item or items should be treated in the Final Closing Balance Sheet within such 45-day period, each of Sellers, on the one hand, and Purchaser, on the other, shall prepare separate written reports of such item or items and refer such reports to a qualified third party accountant or actuary, as appropriate, mutually acceptable to Purchaser and Sellers (the "Third Party Consultant") within ten (10) Business Days after the expiration of such 45-day period. The Third Party Consultant shall determine within ten (10) Business Days the manner in which such item or items shall be treated in the Final Closing Balance Sheet; provided, however, that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by Sellers on the one hand, and Purchaser on the other hand. The determinations by the Third Party Consultant as to the items in dispute shall be in writing and shall be Final and Binding on the parties and shall be so reflected in the Final Closing Balance Sheet. For purposes of this Agreement, "Final and Binding" shall mean that the aforesaid determinations shall have the same preclusive effect for all purposes as if such determinations had been embodied in a final judgment, no longer subject to appeal, entered by a court of competent jurisdiction. The fees, costs and expenses of retaining the Third Party Consultant shall be shared 50% by Sellers, on the one hand, and 50% by Purchaser, on the other. Following the resolution of all disputed items (or, if there is no dispute, promptly after the parties reach agreement on the Final Closing Balance Sheet), Sellers shall prepare the Final Closing Balance Sheet and shall deliver copies thereof to Purchaser.

         Section 2.04. Post-Closing Adjustments.

                    (a) In the event that the aggregate amount of cash or cash equivalents transferred by Sellers to Purchaser and LLANY on the Closing Date is less than the amount of (A) the Closing Date Liabilities, plus (B) the Par Surplus, minus (C) the amount of outstanding loans under the Policies (to the extent that such loans constitute admitted assets under Connecticut SAP), minus
(D) the aggregate amounts ascribed to the Other Assets, and minus (E) the Purchase Price, all as reflected on the Final Closing Balance Sheet, Sellers shall transfer to Purchaser or LLANY, as applicable, additional cash or cash equivalents equal to the amount of such difference, together with interest thereon from and including the Closing Date to, but not including the date of, such transfer computed at LIBOR.

                    (b) In the event that the aggregate amount of cash or cash equivalents transferred to Purchaser and LLANY on the Closing Date is greater than the amount of (A) the Closing Date Liabilities, plus (B) the Par Surplus, minus (C) the amount of outstanding loans under the Policies (to the extent that such loans constitute admitted assets under Connecticut SAP), minus (D) the aggregate amounts ascribed to the Other Assets, and minus (E) the Purchase Price, all as reflected on the Final Closing Balance Sheet, Purchaser or LLANY, as applicable, shall transfer to Sellers cash or cash equivalents equal to the amount of such difference, together with interest thereon from and including the Closing Date to, but not including the date of, such transfer computed at LIBOR.

         Section 2.05. Closing Items

                    (a) In addition to the transfers described in Sections 2.02 and 2.03 hereof, at the Closing one or both Sellers (as and if appropriate) shall execute and deliver to Purchaser the following:

                        (i) the Coinsurance Agreements;

                        (ii) the Administrative Services Agreements;

                        (iii) the Transition Services Agreement;

                        (iv) the Bill of Sale and Assumption Agreement;

                        (v) evidence of the receipt of the consents and approvals identified on Schedule 3.05 hereto; and

                        (vi) any other deliveries contemplated by Article VI or other provisions hereof.

                    (b) In addition to the payment of the Purchase Price described in Section 2.01 hereof, at the Closing the Purchaser shall execute and deliver to Sellers the following:

                        (i) the Coinsurance Agreements;

                        (ii) the Administrative Services Agreements;

                        (iii) the Transition Services Agreement;

                        (iv) the Bill of Sale and Assumption Agreement;

                        (v) evidence of the receipt of the consents and approvals identified on Schedule 4.05; and

                        (vi) any other deliveries contemplated by Article VII or other provisions hereof.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers hereby represent and warrant, severally and not jointly, to Purchaser as of the Contract Date and as of the Closing Date (but as of no other dates unless expressly so stated), it being understood that each Seller hereby makes only those representations and warranties that specifically relate to it or to its portion of the Business:

         Section 3.01. Organization, Standing and Authority of Seller Each Seller is duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all requisite power and authority to carry on its operations as they are now being conducted, except where the failure to have such authority would not, individually or in the aggregate, have a Material Adverse Effect. Each Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.02. Authorization. Each Seller has all requisite corporate power and authority to execute and deliver, and to perform its respective obligations under, this Agreement and under each of the Ancillary Agreements to be executed by it on or after the Closing Date. The execution and delivery by each Seller of this Agreement and the Ancillary Agreements to be executed by it, and the performance by each Seller of its respective obligations under such agreements, have been duly authorized by the Sellers' respective boards of directors and by all other necessary corporate action on the part of such Seller. This Agreement has been duly executed and delivered by each Seller, and on the Closing Date the Ancillary Agreements to be executed by such Seller on the Closing Date will be duly executed and delivered by such Seller, and, subject to the due execution and delivery by the other parties to such agreements, this Agreement and the Ancillary Agreements executed by each Seller on or after the Closing Date will, upon due execution and delivery, be valid and binding obligations of such Seller, as the case may be, enforceable against such Seller in accordance with their respective terms, subject to: (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights of creditors of insurance companies or creditors' rights generally; and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity). Notwithstanding the foregoing, the obligation of each Seller to execute any Ancillary Agreement shall be subject to the fulfillment or waiver of the terms and conditions of this Agreement.

         Section 3.03. Actions and Proceedings. Except as set forth on Schedule
3.03 hereto, and except with respect to matters not relating to the Business, there are no: (a) outstanding orders, decrees or judgments by or with any Governmental Authority applicable to Sellers or their respective properties or assets that, individually or in the aggregate, would have a Material Adverse Effect; or (b) actions, suits, arbitrations or legal, administrative or other proceedings pending or, to the Knowledge of Sellers, threatened against either Seller, at law or in equity, or before or by any Governmental Authority or before any arbitrator of any kind which would, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.04. No Conflict or Violation. Except as set forth on Schedule
3.04 hereto, the execution, delivery and performance by each Seller of this Agreement and the Ancillary Agreements to which either of them may become a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms and conditions hereof and thereof will not: (a) violate any provision of the certificate of incorporation or bylaws of either Seller; (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any Transferred Contract specified on Schedule 3.17 hereto as of the Contract Date; (c) violate any order, judgment, injunction, award or decree of any arbitrator or Governmental Authority, or any agreement with, or condition imposed by, any arbitrator or Governmental Authority binding upon either Seller in connection with the Business; (d) subject to obtaining the Permits referred to in Section 3.05 hereof, violate any Applicable Law; or (e) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment or revocation of, any license or authorization related to the Business, except in the case of clauses (b), (c), (d) and (e) of this
Section 3.04, for such breaches, conflicts, modifications, terminations, violations, defaults, impairments or revocations that would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.05. Consents and Approvals. Except for the HSR Act or as set forth on Schedule 3.05 hereto, the execution, delivery and performance by each Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof do not require such Seller to obtain any Permit or any consent, approval or action of, make any filing with, or give any notice to, any Person, except for such Permits, consents, approvals, actions, filings or notices the failure of which to obtain, make or give, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.06. Computer Software and Intellectual Property.

                    (a) Sellers have set forth on Schedule 3.06(A) hereto a true and complete listing of all computer software programs which are owned or licensed by Sellers and are reasonably material to the conduct of the Business.
Schedule 3.06(A) hereto also sets forth whether each such computer software program is: (i) owned by Sellers (the "Owned Software"); or (ii) licensed by Sellers from a third party (the "Licensed Software"). Except as set forth on
Schedule 3.06(A), Sellers have: (i) the right to use all Owned Software, free and clear of any royalty or other similar payment obligations, claims of infringement or alleged infringement or other lien, charge, claim or other encumbrance of any kind, except for any such claims, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) the right to use the Licensed Software, which right, to the Knowledge of Sellers, is free and clear of claims of infringement or alleged infringement or other lien, charge, claim or other encumbrance of any kind, except for (x) any such claims, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect, or (y) such costs, charges, fees or other payments required under the terms of the licenses, contracts or agreements governing the Licensed Software.

                    (b) Except as set forth on Schedule 3.06(B) hereto (i) the logos, trademarks, service marks and copyrights that are used in the Business are the property of Sellers, and (ii) Sellers have the right to grant to Purchaser and LLANY a limited license to use the logos, trademarks, service marks and copyrights referred to above in this Section 3.06 subject to the terms, conditions and limitations contained in this Agreement or any Ancillary Agreement; provided, however, that the representations and warranties in subparagraphs (i) and (ii) above are limited to the Knowledge of Sellers with respect to all common law intellectual property issues.

         Section 3.07. Brokerage and Financial Advisers. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Sellers or its Affiliates in connection with this Agreement or the transactions contemplated hereby, except Goldman, Sachs & Co., whose fees for services rendered in connection therewith will be paid by Sellers.

         Section 3.08. Compliance with Laws. Except (i) as set forth on Schedule 3.08, or (ii) with respect to those violations, if any, that either have been cured prior to the Contract Date or which would not, individually or in the aggregate, have a Material Adverse Effect on the

Business, since January 1, 1997 neither Seller has (x) received any written notice of any alleged violation of Applicable Law, nor (y) violated any Applicable Law, in either case relating to the Business.

         Section 3.09. Licenses and Franchises. Schedule 3.09 hereto lists (a) all jurisdictions in which Sellers are licensed to issue the Policies; and (b) the lines of business which Sellers are authorized to transact in each such jurisdiction. Except as set forth on Schedule 3.09 hereto, each Seller (a) has been duly authorized by the relevant state insurance regulatory authorities to issue the Policies that it is currently writing, and was duly authorized to issue the Policies that it is not currently writing at the time such Policies were issued, in the respective states in which it conducts the Business, except for authorizations the failure of which to have would not, individually or in the aggregate, have a Material Adverse Effect, and (b) has all other authorizations necessary to conduct the Business in the manner and in the areas in which the Business is presently being conducted and all such authorizations are valid and in full force and effect, except where the failure to have such authorization would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.10. Policies. The forms of Policies available for issuance, and the states in which such forms are authorized for issuance, are described by reference to the base codes listed on Schedule 1.01(B) hereto. Except as set forth on Schedule 3.10 hereto, Policies as now in force are in all respects, to the extent required under Applicable Law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the Applicable Laws, except where the failure to have obtained such approval or non-objection or the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.11. Regulatory Filings. Except as set forth on Schedule 3.11 hereto, each Seller has filed all reports, statements, documents, registrations, filings or submissions required to be filed by such Seller with any Governmental Authority to the extent they relate to the Business, except where the failure to make such filings would not, individually or in the aggregate, have a Material Adverse Effect. All such registrations, filings and submissions were in compliance in all material respects with Applicable Law when filed or as amended or supplemented, and no material deficiencies have been asserted in writing by any Governmental Authority with respect to such registrations, filings or submissions that have not been satisfied.

         Section 3.12. Producers and Employees.

                    (a) Sellers have provided Purchaser with: (i) a list identifying all LBMs employed by Sellers with respect to the Policies as of April 13, 1998 and specifying the revenues for new sales generated for the Sellers by each such LBM with respect to the Business for calendar years 1996 and 1997; (ii) a list identifying all MGAs with which Sellers have entered into a Distribution Agreement and specifying the revenues for new sales generated for the Sellers by each such MGA with respect to the Business for calendar years 1996 and 1997; and (iii) a list identifying, by name, functional area, position and title, all employees of the Sellers or any of their Affiliates who spend approximately two-thirds of their time performing services for Sellers or any of their Affiliates with respect to the Business ("Dedicated Employees").

                    (b) Except as set forth on Schedule 3.12(B), Sellers have provided or made available to Purchaser: (i) copies of all Distribution Agreements with LBMs and MGAs; and (ii) a summary of the compensation arrangements (including employee benefit plans) in effect on the Contract Date and applicable to each of the employees described in Section 3.12(a)(iii) above who have a current base salary equal to $75,000 or more (but excluding LBMs). Within thirty (30) calendar days of the Contract Date, Sellers will provide or make available to Purchaser (x) a summary of the compensation arrangements for all other employees described in Section 3.12(a)(iii) hereof, (y) a list (which may be in electronic form) of all Producers which earned first-year or renewal commissions during calendar year 1997, and (z) a list identifying, by name, functional area, position and title, all Allocated Employees. Except as set forth in the Distribution Agreements or as set forth on Schedule 3.12(B) hereto, there are no other written agreements providing for the compensation or indemnification of LBMs or MGAs in connection with the Business or the provision of financing (whether in form of contract loans or otherwise). Except as set forth on Schedule 3.12(B), each Distribution Agreement between Sellers and the LBMs or MGAs is valid, binding and in full force and effect in accordance with its terms, except to the extent that any failure of any such agreement to be valid, binding and in full force and effect would not have a Material Adverse Effect. Except as set forth on Schedule 3.12(B) hereto, neither Sellers nor, to the Knowledge of Sellers, any LBM or MGA, is in default in any material respect with respect to any such Distribution Agreement.

         Section 3.13. Reinsurance. Except as set forth on Schedule 3.13 hereto, there are no reinsurance agreements, written or oral, relating to any portion of the Business under which there remains any outstanding risk or obligation.

         Section 3.14. Conduct of Business. Except as expressly contemplated or required by this Agreement or as set forth in Schedule 3.14 hereto, since December 31, 1997: (a) Sellers have generally conducted the Business only in the ordinary course consistent with their past practices and there has not been any material change in the underwriting, pricing, actuarial, reserving, sales, marketing or agency practices or policies relating to the Business; and
(b) there has not been any event, occurrence or condition of any character that has had, or which might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business, other than: (i) any event, occurrence, development or state of circumstances or facts (including legislative, regulatory or judicial actions) affecting the life insurance industry generally; (ii) the effect of or changes to general market or economic conditions (including, but not limited to, changes in interest rates); or (iii) with respect to matters disclosed on any other Schedule to this Agreement.
Schedule 3.14 lists the aggregate dollar amount of all surrenders (which dollar amount includes partial surrenders) and policy loans effected by Policyholders under Policies (or contracts that would constitute Policies if they were in effect or subject to reinstatement on the Effective Date) from and after December 31, 1997 through March 31, 1998.

         Section 3.15. Sellers' Separate Accounts and Underlying Funds. Each of the Sellers' Separate Accounts is duly and validly established, maintained and operated in all material respects under the laws of the State of Connecticut, and the underlying Variable Policies provide that the assets of the Sellers' Separate Accounts are not chargeable with liabilities arising out of any other business that the applicable Seller may conduct. Each of the Sellers' Separate Accounts and the funds supporting the Seller Separate Accounts that are managed by ALIAC or an Affiliate of ALIAC (the "Internally Managed Funds") is duly registered as an investment company under the 1940 Act (or exempt from such registration); each of the Sellers' Separate Accounts and the Internally Managed Funds is and has been operated in compliance with all applicable requirements of the 1940 Act in all material respects, and Sellers have filed all reports and amendments of their respective registration statements required to be filed, and have been granted all exemptive relief necessary for the operations of the Sellers' Separate Accounts and the Internally Managed Funds. Each Internally Managed Fund is duly incorporated and in good standing under the laws of the state of its incorporation or is a validly existing business trust under the laws of the jurisdiction in which it was formed and is qualified as a foreign corporation or business trust in each jurisdiction in which such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Variable Policies are duly and validly issued and were sold pursuant to an effective registration statement under the Securities Act and any applicable state securities laws and each such registration statement is currently in effect to the extent necessary to allow Sellers to receive contributions under such Variable Policies. Sellers have filed each prospectus and statement of additional information, as amended or supplemented, relating to the Sellers' Separate Accounts and Internally Managed Funds that are required to be filed, and each such prospectus and statement of additional information, as of its respective mailing date or date of use, complied in all material respects with applicable securities laws.

         Section 3.16. Contracts. Schedule 3.16 lists and briefly describes each written contract, agreement or license and, to the Knowledge of Sellers, each unwritten arrangement to which either Seller is a party or which is binding upon such Seller that is reasonably material to the Business considered as a whole except for: (i) those disclosed in any other Schedule to this Agreement; (ii) the Policies; (iii) any lease to which either Seller is a party; and (iv) Distribution Agreements. Without limiting the generality of the foregoing, for purposes of this Section 3.16, a contract, agreement or license is deemed "material to the Business considered as a whole" if it is entered into in connection with the Business and provides for annual payments by either Seller of $250,000 or more.

         Section 3.17. Transferred Contracts. Schedule 3.17 hereto lists certain of the Transferred Contracts. Except as set forth on Schedule 3.17, each Transferred Contract so listed: is valid, binding and in full force and effect according to its terms as against either or both Sellers, as applicable, and, to the Knowledge of Sellers, the other party or parties thereto. Except as set forth on Schedule 3.17, neither Seller nor, to the Knowledge of Sellers, any other party to such contract is in violation, breach or default of any such contract or, with or without notice or lapse of time or both, would be in violation, breach or default of any such contract, except for such violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.18. Transferred Assets. Except as set forth on Schedule 3.18, Sellers have good and marketable title to all assets included within the Transferred Assets (other than cash or cash equivalents, the Transferred Contracts and the Other Assets), free of any lien, encumbrance, restriction, claim, charge, or defect of title, except for any liens, encumbrances, restrictions, claims, charges or defaults of title (a) whose effect on the value of the relevant Transferred Asset will be collectively reflected in the current value thereof on the Final Closing Balance Sheet, (b) identified on Schedule
3.18 hereto, or (c) with respect to assets other than cash or cash equivalents, that would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.19. GAAP Financial Statements. ALIAC has previously delivered to Purchaser true, complete and correct copies of: (a) the audited balance sheet of ALIAC for the years ended December 31, 1997 and 1996, together with the related audited statements of income for the years then ended; and (b) the unaudited balance sheet of ALIAC for the calendar quarter ended March 31, 1998, together with the related unaudited statement of income for the quarter then ended (collectively, the "ALIAC GAAP Statements"). Except as set forth therein or in the notes thereto, the ALIAC GAAP Statements present fairly, in all material respects, the financial position, results of operations and cash flows of ALIAC as of the respective dates and for the respective periods covered thereby in accordance with GAAP, applied on a consistent basis throughout the periods indicated, except as otherwise specifically noted therein.

         Section 3.20. Statutory Statements. Sellers have previously delivered to Purchaser true, complete and correct copies of: (a) the Annual Statements of Sellers as filed with the Insurance Department of the State of Connecticut for the years ended December 31, 1997 and 1996, together with all exhibits and schedules thereto; and (b) the quarterly statutory statements of Sellers as filed with the Insurance Department of the State of Connecticut for the calendar quarter ended March 31, 1998 (collectively, the "SAP Statements"). Sellers also have provided Purchaser with a copy of the portions of the actuarial opinions applicable to the Business for such years and supporting actuarial memoranda. The SAP Statements present fairly, in all material respects, the statutory financial condition of the Sellers at the respective dates thereof, and the statutory results of operations for the periods then ended in accordance with Connecticut SAP, applied on a consistent basis throughout the periods indicated, except as otherwise specifically noted therein. All statutory reserves reflected in the SAP Statements relating to the Policies were determined, in all material respects, in accordance with Connecticut SAP and generally accepted actuarial assumptions and meet the requirements of the insurance laws of the State of Connecticut. There are no agreements or understandings between either Seller and the Insurance Department of the State of Connecticut affecting the interpretation or application of Connecticut SAP with respect to the 1997 Annual Statements.

         Section 3.21. Other Statements. (a) Sellers have previously delivered to Purchaser certain consolidated balance sheets and consolidated income statements relating to the Business, excluding the Par Policies, in the form attached as Exhibit O hereto (collectively, the "Pro Forma Statements"). Except as set forth on Schedule 3.21 hereto, the Pro Forma Statements present fairly, in all material respects, the financial position and results of operations of the Business (other than the Par Policies) as of December 31, 1997 and for the year then ended in accordance with Connecticut SAP and in a manner consistent with the methodologies utilized in preparing the 1997 Annual Statements, except for items that were treated differently for presentation purposes and except as otherwise described on Schedule 3.21 hereto. As of December 31, 1997 there were no debts, liabilities or obligations of the Business, whether accrued, absolute or contingent and whether due or to become due, which would have been required to be disclosed in accordance with Connecticut SAP, other than (i) as set forth on Schedule 3.21 hereto or on any Schedule hereto, or (ii) as reserved against or otherwise reflected in the Pro Forma Statements, or (iii) such debts, liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Business. Notwithstanding the foregoing, the Sellers make no representation or warranty as to any other date or data reflected in the Pro Forma Statements including, without limitation, any historical data for accounting periods ending prior to December 31, 1997 and any projected data for periods ending after December 31, 1997.

                    (b) The data reflected in the Pro Forma Statements or furnished to Tillinghast-Towers Perrin in the preparation of its actuarial analysis reports (a copy of which was delivered to Purchaser with the confidential memorandum of Goldman, Sachs & Co. dated January, 1998) (i) was obtained from the books and records of Sellers, (ii) was generated from the same underlying sources and systems that were utilized by Sellers to prepare the Sellers' 1997 Annual Statement, and (iii) was based on the statutory liabilities relating to the Policies, subject in each case to any limitations and qualifications contained in such actuarial analysis reports.

                    (c) Neither Seller has any SAS-70 Reports. Sellers have previously delivered to Purchaser true, complete and correct copies of external reports prepared by auditors concerning Sellers' internal controls and procedures relating to the Business for calendar year 1996, and no such reports have been issued for calendar year 1997.

         Section 3.22. Tax Matters. Except as previously identified to Purchaser in writing:

                    (a) The assets of the Sellers' Separate Accounts are and have been adequately diversified at all times within the meaning of Section 817(h) of the Code.

                    (b) To the Knowledge of Sellers, there are no "hold harmless" tax sharing or indemnification arrangements pursuant to which Sellers have assumed an obligation to any Person regarding the Tax qualification or treatment of any Policy.

                    (c) To the Knowledge of Sellers: (i) each Policy identified as a life insurance policy for purposes of this Agreement that was issued after December 31, 1984 complies with the requirements of Section 7702 of the Code;
(ii) each Policy identified as a life insurance policy for purposes of this Agreement that was issued before January 1, 1985 (x) complies with the requirements of Section 7702 of the Code to the extent applicable to such Policy, or (y) to the extent Section 7702 of the Code is inapplicable to such Policy and such Policy is a flexible premium contract within the meaning of
Section 101(f) of the Code, complies with the requirements of such Section 101(f) to the extent applicable to such Policy; (iii) the holders of any Policy that constitutes a "modified endowment contract" under Section 7702A of the Code have been notified of the status and federal tax consequences of such Policy; and (iv) Sellers have complied, in all material respects, with all applicable reporting, backup withholding and disclosure requirements under the Code, including, but not limited to, those regarding distributions with respect to the Policies and have reported the distributions under such Policies in accordance with Sections 72, 7702 and 7702A of the Code, except, in the case of clauses (i), (ii), (iii) and (iv) herein for failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect on the Business.

         Section 3.23. Risk Based Capital. The Total Adjusted Capital of each Seller exceeds its Company Action Level Risk Based Capital ("RBC") (as those terms are defined by Applicable Law in the State of Connecticut).

         Section 3.24. Year 2000 Matters. Sellers have developed and are actively executing a plan and implementation strategy that, to the Knowledge of Sellers, adequately addresses the Year 2000 with respect to Sellers' software and hardware operations relating to the Business ("Sellers' Y2K Plan"), and Sellers are proceeding in all material respects in accordance with the implementation schedule under the Sellers' Y2K Plan.
A copy of Sellers' Y2K Plan has previously been provided to Purchaser.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND LLANY

         Purchaser and LLANY hereby represent and warrant, severally and not jointly, to Sellers as of the Contract Date and as of the Closing Date (but as of no other dates unless so expressly stated), it being understood that each of Purchaser and LLANY hereby makes only those representations and warranties that specifically relate to it:

         Section 4.01. Organization, Standing and Authority. Purchaser is a corporation duly organized and validly existing under the laws of the State of Indiana and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of its business as they are now being conducted, except where the failure to have such authority would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. LLANY is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of the business as they are now being conducted, except where the failure to have such authority would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. Each of Purchaser and LLANY is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

         Section 4.02. Authorization. Each of Purchaser and LLANY has all requisite corporate power and authority to execute, deliver and perform its obligations under this

Agreement and under each of the Ancillary Agreements to be executed by it on or after the Closing Date. The execution and delivery by Purchaser and LLANY of this Agreement and the execution and delivery of the Ancillary Agreements to be executed by Purchaser and LLANY, and the performance by Purchaser and LLANY of their obligations under such agreements, have been duly authorized by Purchaser's and LLANY's board of directors and by all other necessary corporate action on the part of the Purchaser and LLANY. This Agreement has been duly executed and delivered by Purchaser and LLANY, and on the Closing Date the Ancillary Agreements to be executed by Purchaser and LLANY on the Closing Date, will be duly executed and delivered by Purchaser and LLANY and, subject to the due execution and delivery by the other parties to such agreements, this Agreement is, and the Ancillary Agreements executed by Purchaser and LLANY on or after the Closing Date will, upon due execution and delivery, be valid and binding obligations of Purchaser and LLANY, enforceable against Purchaser and LLANY in accordance with their respective terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights of creditors of insurance companies or creditors' rights generally; and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity). Notwithstanding the foregoing, the obligation of Purchaser and LLANY to execute any Ancillary Agreement shall be subject to the fulfillment or waiver of the terms and conditions of this Agreement.

         Section 4.03. Actions and Proceedings. Except as disclosed on Schedule
4.03 hereto, there are no outstanding orders, decrees or judgments by or with any Governmental Authority applicable to Purchaser or LLANY or their respective properties or assets that, individually or in the aggregate, have a Purchaser Material Adverse Effect. Except as disclosed on Schedule 4.03 hereto, there are no actions, suits, arbitrations or legal, administrative or other proceedings pending or, to the Knowledge of Purchaser, threatened against Purchaser or LLANY, at law or in equity, or before or by any Governmental Authority or before any arbitrator of any kind which would, individually or in the aggregate, have a Purchaser Material Adverse Effect.

         Section 4.04. No Conflict or Violation. The execution, delivery and performance by Purchaser and LLANY of this Agreement and the execution, delivery and performance by each of Purchaser and LLANY of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms and conditions hereof and thereof will not: (a) violate any provision of the charter, bylaws or other organizational document of Purchaser or LLANY; (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract to which either Purchaser or

LLANY is a party or by or to which either of its properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any arbitrator or Governmental Authority, or any agreement with, or condition imposed by, any arbitrator or Governmental Authority, binding upon, Purchaser or LLANY; (d) subject to obtaining the Permits referred to in Section 4.05 hereof, violate any Applicable Law; or (e) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any license or authorization related to Purchaser's or LLANY's business or necessary to enable Purchaser or LLANY to conduct the Business, except in the case of clauses (b), (c), (d) and (e) of this Section 4.04, for such breaches, conflicts, modifications, terminations, violations, conflicts, breaches or defaults that would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

         Section 4.05. Consents and Approvals. Except for the HSR Act or as set forth on Schedule 4.05 hereto, the execution, delivery and performance by Purchaser and LLANY of this Agreement, and the execution, delivery and performance by each of Purchaser and LLANY of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof, do not require Purchaser or LLANY to obtain any Permit or any consent, approval or action of, make any filing with or give any notice to, any Person, except for such Permits, consents, approvals, actions, filings or notices the failure of which to obtain, make or give, as the case may be, would not individually or in the aggregate have a Purchaser Material Adverse Effect.

         Section 4.06. Brokerage and Financial Advisers. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Purchaser or LLANY in connection with this Agreement or the transactions contemplated hereby, except Merrill Lynch & Co., whose fees for services rendered in connection therewith will be paid by Purchaser.

         Section 4.07. Compliance with Laws. Except (i) as set forth on Schedule 4.07, or (ii) with respect to those violations, if any, that have either been cured by Purchaser or LLANY prior to the Contract Date or which would not, individually or in the aggregate, have a Purchaser Material Adverse Effect, neither Purchaser nor LLANY is in violation of any Applicable Law nor has Purchaser or LLANY received any written notice of any such alleged violation.

         Section 4.08. Licenses and Franchises. Purchaser and LLANY are duly authorized by the relevant state insurance regulatory authorities to transact each of the lines of insurance business in each of the jurisdictions set forth for each company on Schedule 4.08 hereto. Except as listed on Schedule 4.08 hereto, Purchaser and LLANY have all licenses and authorizations necessary to: (a) conduct the Business in the manner and in the areas in which the Business is presently being conducted; and (b) perform their respective obligations under this Agreement and each Ancillary Agreement. All such licenses and authorizations are valid and in full force and effect, and neither Purchaser nor LLANY is operating under any formal or informal agreement or understanding with any Governmental Authority which restricts its authority to do business or requires Purchaser or LLANY to take, or refrain from taking, any action. Except as listed on Schedule 4.08 hereto, no material violations exist in respect of any such license or authorization and no investigation or proceeding is pending or, to the Knowledge of Purchaser, threatened, that would be reasonably likely to result in the suspension, revocation or material limitation or restriction of any such license or authorization and, to the Knowledge of Purchaser, there is no reasonable basis for the assertion of any such violation or the institution of any such proceeding or investigation.

         Section 4.09. Financial Statements. (a) LLANY has previously delivered to Sellers true, complete and correct copies of the unaudited balance sheets of LLANY for the years ended December 31, 1997 and 1996, together with the related unaudited statements of income for the quarter then ended (the "LLANY GAAP Statements"). Except as set forth therein or in the notes thereto, the LLANY GAAP Statements present fairly, in all material respects, the financial position, results of operations and cash flows of LLANY, as of the respective dates and for the respective periods covered thereby. Purchaser has not prepared financial statements (whether or not audited) in accordance with GAAP since 1995.

                    (b) Purchaser has previously delivered to Sellers true, complete and correct copies of (i) the annual statements of Purchaser and LLANY as filed with the Insurance Departments of the State of Indiana (with respect to Purchaser) and the State of New York (with respect to LLANY) for the years ended December 31, 1997 and 1996, together with all exhibits and schedules thereto; and (ii) the quarterly statutory statements of Purchaser and LLANY as filed with the applicable Insurance Department for the calendar quarter ended March 31, 1998 (collectively, the "Purchaser SAP Statements"). The Purchaser SAP Statements present fairly, in all material respects, the statutory financial condition of Purchaser and LLANY, as applicable, at the respective dates thereof, and their statutory results of operations for the periods then ended in accordance with Indiana SAP or New York SAP, as applicable, applied on a consistent basis throughout the periods indicated and consistent with each other, except as otherwise specifically noted therein. Purchaser has previously disclosed to Sellers any agreements or understandings between Purchaser and the Insurance Department of the State of Indiana and any agreements or understandings between LLANY and the Insurance Department of New York, in each case affecting the interpretation or application of the statutory accounting principles and practices prescribed or permitted by the Insurance Departments of the States of Indiana and New York, respectively, with respect to the Purchaser SAP Statements.

                    (c) Purchaser and LLANY have previously delivered to Sellers true, complete and correct copies of all SAS-70 Reports concerning Purchaser's and LLANY's internal controls and procedures relating to calendar years 1997, 1996 and 1995.

         Section 4.10. Absence of Certain Changes. Since December 31, 1997 there has not been any change, event, occurrence, circumstance, fact or other matter that (i) has had or is likely to have a material adverse effect on the liabilities, results of operations or financial condition of Purchaser considered as a whole, or (ii) would constitute an Event of Default or Recapture Event were such change, event, occurrence, circumstance, fact or other matter to arise after Closing.

         Section 4.11. Risk Based Capital. The Total Adjusted Capital of each of Purchaser and LLANY exceeds its Company Action Level Risk Based Capital ("RBC") (as those terms are defined by Applicable Law in the states of Indiana (with respect to Purchaser) and New York (with respect to LLANY)).

         Section 4.12. Sufficient Funds. Purchaser and LLANY have or will have at Closing sufficient surplus and funds available (through existing credit arrangements or otherwise) to pay the Purchase Price and assume the Assumed Liabilities, as applicable to Purchaser and LLANY, and to pay all fees and expenses related to the transactions contemplated by this Agreement.

         Section 4.13. Resources. Purchaser and LLANY have sufficient expertise, trained personnel, resources, systems, controls and procedures (financial, legal, accounting, administrative or otherwise) as may be necessary or appropriate to discharge its obligations after Closing under the terms of this Agreement, the Coinsurance Agreements, Administrative Services Agreements or any other Ancillary Agreement. Notwithstanding anything to the contrary contained in this Agreement, this representation and warranty shall not terminate or expire until all Assumed Liabilities have been discharged or terminated in full.

         Section 4.14. Year 2000 Matters. The Purchaser has developed and is actively executing a plan and implementation strategy (the "Purchaser Y2K Plan") that, to the Knowledge of Purchaser, adequately addresses the year 2000 with respect to the obligations of Purchaser and LLANY under this Agreement and the Ancillary Agreements, and Purchaser and LLANY are proceeding in all material respects in accordance with the implementation schedule under the Purchaser Y2K Plan.

                                    ARTICLE V

                                    COVENANTS

         Section 5.01. Conduct of Business. (a) Prior to the Closing, Sellers shall: (i) in all material respects operate the Business as presently operated and only in the ordinary course and consistent with past practice; (ii) use commercially reasonable efforts to preserve the value of the Business; and (iii) use commercially reasonable efforts to preserve their relationships with and goodwill of their Producers, customers, suppliers, employees and other Persons having business dealings with Sellers in connection with the Business.

                    (b) Without limiting the generality of Section 5.01(a), and except as otherwise expressly provided in this Agreement, and except as set forth on Schedule 5.01(A) hereto, Sellers will not, without the prior written consent of Purchaser:

                             (i) enter into a material contract with respect to the Business that would require annual payments by either Seller of $150,000 or more, other than in the ordinary course of business consistent with past practice;

                             (ii) acquire or dispose of any asset that would constitute a Transferred Asset if owned by either Seller at Closing, other than acquisitions or dispositions in the ordinary course of business consistent with past practice;

                             (iii) make material changes to any of the accounting principles, practices, methods or policies (including but not limited to any reserving methods, practices or policies) employed with respect to the Business, except as may be required as a result of a change in Applicable Law, GAAP, Connecticut SAP or guidelines issued by the Commission or its accounting staff;

                             (iv) terminate the services of any Allocated
         Employee or of any of the Persons identified in Section 3.12(a) or materially change the duties of any such Person in a manner that adversely affects the Business, or materially reduce the amount of time such Person spends providing such services to the Business; provided that Purchaser shall not unnecessarily withhold its consent to any termination or change in duties described in this Section 5.01(b)(iv);

                             (v) pay, discharge, compromise or satisfy any material claims, liabilities or obligations associated with the Business other than the payment, discharge compromise or satisfaction of claims, liabilities or obligations in the ordinary course of business consistent with past practice;

                             (vi) enter into or terminate any reinsurance agreement relating to the Business;

                             (vii) take or cause to be taken any action that would cause Sellers' Separate Accounts to be managed other than in the ordinary course of business consistent with past practice;

                             (viii) increase the Commissions, salary, wages or benefits of any of the Persons identified pursuant to Section 3.12 except, in any case (x) as may be required under the terms of Sellers' employment or contractual relationships with such Persons, (y) in the ordinary course of business consistent with past practice, or (z) as may be provided under the terms of any retention agreement, stay bonus or similar arrangement as may be necessary or appropriate to encourage the retention of certain Transition Employees, which agreements, bonuses or arrangements shall be at Sellers' expense;

                             (ix) agree in writing or otherwise to take any of the actions described above in this Section 5.01(b); or

                             (x) directly or indirectly solicit or initiate any negotiations or discussions with, or provide any information to, or otherwise cooperate in any other manner with any Person or group of Persons (other than Purchaser, LLANY and their Affiliates) concerning any direct sale or other direct disposition of the Business.

                    (c) Prior to Closing, Seller shall notify Purchaser as promptly as reasonably practicable of any event or occurrence which might reasonably be expected to have a Material Adverse Effect on the Business, other than (i) any event, occurrence, development or state of circumstances or facts (including legislative, regulatory or judicial actions) affecting the life industry generally, or (ii) the effect of or changes to general market or economic conditions (including, but not limited to, changes in interest rates).

         Section 5.02.       Investigations; Pre-Closing Access.

                    (a) During the period between the Contract Date and the Closing Date, Purchaser shall be entitled, through its employees and representatives and at Purchaser's expense, to make such investigation of the assets, liabilities, business and operations of the Business, and such examination of the Books and Records relating to the Business, as Purchaser may reasonably request. Any investigation, examination or interview by Purchaser of Sellers' employees and agents or access pursuant to any of the provisions of this Section 5.02(a) or

5.02(b) shall be conducted or occur at reasonable times during normal business hours and upon reasonable prior notice to Sellers; provided, however, that such actions by Purchaser shall not unreasonably interfere with either Seller's normal business operations. The parties hereto and their respective officers, employees, agents and representatives, including, without limitation, counsel, investment bankers, actuarial consultants and independent public accountants, shall cooperate with each other in connection with such review and examination.

                    (b) Without limiting the generality of the foregoing, during the period between the Contract Date and the Closing Date, Sellers shall, in accordance with mutually acceptable guidelines and procedures: (i) provide to Purchaser and its Affiliates access to the Persons identified pursuant to
Section 3.12 and to service providers of Sellers; (ii) reasonably designate certain Persons to serve as members of a Sellers/Purchaser transition team and cause such Persons to devote reasonable time to transition matters; (iii) devote reasonable resources to transition matters (such resources to include, without limitation, office accommodations and related facilities for a substantial and continuing presence of Purchaser's transition team members on Sellers' premises); (iv) reasonably cooperate with Purchaser and LLANY to assist Purchaser and LLANY in filing policy and contract forms to enable Purchaser and LLANY to issue policies and contracts in their names substantially similar to the Policies included in the Business; (v) consult with Purchaser regarding Sellers' development work pertaining to systems, products, distribution and customer and producer services; and (vi) reasonably cooperate with Purchaser in its development work pertaining to systems, products, distribution and customer and producer services (including but not limited to assisting Purchaser in the training of LBMs and MGAs on Purchaser's and LLANY's products) in order to facilitate implementation of the transition plan at the earliest feasible date. The facilities, services and cooperation to be provided by Sellers pursuant to this Section 5.02(b) shall be provided to Purchaser as part of the consideration for the payment of the Purchase Price and without any additional charge therefor.

                    (c) Prior to the Closing Date, Sellers shall be entitled, through their respective employees and representatives and at Sellers' expense, to make such investigation of the assets, liabilities, business and operations of Purchaser and LLANY as Sellers may reasonably request. Any such investigation or examination shall be conducted at reasonable times during normal business hours and upon reasonable prior written notice to Purchaser and LLANY; provided, however, that such actions by Sellers shall not unreasonably interfere with Purchaser's and LLANY's normal business operations. The parties hereto and their respective employees and representatives, including, without limitation, counsel, investment bankers, actuarial consultants and independent public accountants, shall cooperate with each other in connection with such review and examination.

                    (d) Notwithstanding any other provisions of this Section 5.02, Purchaser, LLANY and Sellers shall cooperate in implementing the provisions of this Section 5.02 so as not to prevent or interfere with Sellers' compliance with Section 5.01 hereof.

         Section 5.03.       Post-Closing Access.

                    (a) Following the Closing Date, Sellers shall: (i) allow Purchaser, upon reasonable prior notice and during normal business hours, through its employees and representatives, the right, at Purchaser's expense, to examine and make copies of any records retained by Sellers for any reasonable business purpose, including, without limitation, the preparation or examination of Purchaser's or LLANY's Tax returns, regulatory filings and financial statements, but only to the extent that such records of Sellers would otherwise constitute Books and Records or Post-Closing Records and relate to the Business or the conduct of the Business prior to the termination of the Transition Services Agreement; (ii) allow Purchaser to interview the Sellers' employees for any reasonable purpose relating to the Business, including, without limitation, the preparation or examination of Tax returns, regulatory and statutory filings and financial statements and the conduct of any litigation relating to the Liabilities or otherwise, or the conduct of any regulatory, contract holder, participant or other dispute resolution whether pending or threatened; and (iii) maintain such records for Purchaser's examination and copying until at least the third anniversary of the Closing Date, after which the Sellers may destroy such records in their discretion. Access to such records shall not unreasonably interfere with each Seller's or any successor company's business operations.

                    (b) Following the Closing Date, Purchaser and LLANY shall:
(i) allow Sellers, upon reasonable prior notice and during normal business hours, through their employees and representatives, the right to (x) examine and make copies, at Sellers' expense, of the Books and Records transferred to Purchaser or LLANY at the Closing and the books and records relating to the Business created and maintained by Purchaser or LLANY after the Closing Date (the "Post-Closing Records"), and (y) interview the Purchaser's and LLANY's employees (including the Transition Employees), in the case of either clause
(i)(x) or (i)(y), for any reasonable purpose relating to the Business, including, without limitation, the preparation or examination of Tax returns, regulatory and statutory filings and financial statements and the conduct of any litigation relating to the Retained Liabilities or otherwise, or the conduct of any regulatory, contract holder, participant or other dispute resolution whether pending or threatened; and (ii) maintain such Books and Records and Post-Closing Records for Sellers' examination and copying. Purchaser and LLANY shall maintain and make available to Sellers the Books and Records and Post-Closing Records until such time as Sellers give written permission for their destruction, which with respect to a particular Policy or Post-Closing Policy, shall not be unreasonably withheld if: (A) the Policy or Post-Closing Policy to which such Books and Records and Post-Closing Books and Records relate has been expired for longer than three years; or (B) the applicable statute of limitations under all applicable Tax laws has expired with respect to Books and Records relating to Taxes. Access to such Books and Records shall not unreasonably interfere with Purchaser's or LLANY's business operations.

         Section 5.04. HSR Act Filings. Sellers, Purchaser and LLANY shall, as promptly as practicable, cause Notification and Report Forms to be filed under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") in connection with the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby. Sellers, Purchaser and LLANY shall use their respective commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date.

         Section 5.05. Consents and Reasonable Efforts. (a) Sellers, Purchaser and LLANY shall cooperate and use their commercially reasonable efforts to promptly obtain all consents, approvals and agreements of, and to promptly give and make all notices and filings with, any Governmental Authorities, necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby, including, without limitation, the Permits described in Sections 6.03 and 7.03. Sellers shall use their commercially reasonable efforts to promptly obtain, and Purchaser and LLANY will cooperate with Sellers in promptly obtaining, all other approvals and consents to the transactions contemplated by this Agreement and the Ancillary Agreements, including the matters set forth on Schedule 3.05 hereto and the consents of third parties under contracts to be assigned. Purchaser and LLANY shall use their commercially reasonable efforts to promptly obtain, and Sellers will cooperate with Purchaser and LLANY in promptly obtaining, all approvals and consents to the transactions contemplated by this Agreement and the Ancillary Agreements as set forth on Schedule 4.05 hereto. Sellers, Purchaser and LLANY will each furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions to any Governmental Authority including, without limitation, filings under the provisions of the HSR Act.

                    (b) The parties hereto agree that they will consult with each other with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The form of any filings, registrations or notifications required to be made by any party shall be subject to the prior approval of the other party or parties hereto, which approval shall not be unreasonably withheld or delayed, except that no party shall be obligated to share confidential or proprietary information with the other parties in connection with such filings. The party responsible for a filing as set forth above shall promptly deliver to the other party evidence of the filing of all filings, registrations and notifications relating thereto and any supplement, amendment or item of additional information in connection therewith. The party responsible for a filing shall also promptly deliver to the other party a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any Governmental Authority in respect of any such filings. In exercising the foregoing rights and obligations, Sellers, Purchaser and LLANY shall act reasonably and as promptly as practicable. Sellers, Purchaser and LLANY shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement or the Ancillary Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

                    (c) With respect to the Variable Policies, ALIAC and Purchaser shall cooperate and use commercially reasonable efforts to obtain any necessary approvals by ALIAC regarding the substitution of a mutual fund including, but not limited to, a mutual fund managed by Purchaser or an Affiliate of Purchaser, for any and all mutual funds, including but not limited to any Internally Managed Fund, that support the Sellers' Separate Accounts, to obtain any required approvals from the Commission in connection therewith and to enter into a participation agreement to effect such substitution (which participation agreement shall be reasonably satisfactory to Purchaser and ALIAC in all material respects) and to obtain all other consents, approvals and agreements of, and to give and make all notices and filings with, any other Governmental Authorities necessary to authorize, approve or permit the consummation of the substitution referred to herein. ALIAC and Purchaser, as the case may be, shall use commercially reasonable efforts to obtain, and each such party will cooperate with the other parties in obtaining, all other approvals and consents to the substitution described in the immediately preceding sentence. Notwithstanding anything to the contrary contained in this Section 5.05(c): (i) with respect to all Policies designated "Aetna Vest I Policies," Purchaser shall not take any action that would cause the sum of mortality and expense charges and mutual fund advisory fees to exceed the maximum charges permitted (which charges have been disclosed to Purchaser) with respect to any investment option offered to the owners of such Policies; and (ii) Purchaser shall reimburse ALIAC for any and all costs, whether direct or indirect, incurred by

ALIAC in connection with the mutual fund substitutions contemplated herein.

         Section 5.06. Representations and Warranties. From the date hereof through the Closing Date: (a) Sellers shall use their commercially reasonable efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article III shall continue to be true, complete and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, except for representations and warranties that are expressly stated to be made as of an earlier date; (b) Purchaser and LLANY shall use their commercially reasonable efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties as to Purchaser and LLANY contained in Article IV shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date except for representations and warranties that are expressly stated to be made as of an earlier date; (c) Sellers shall notify Purchaser promptly of any event, condition or circumstance, to the Knowledge of Sellers, occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Sellers, Purchaser or LLANY; and (d) Purchaser shall notify Sellers promptly of any event, condition or circumstance, to the Knowledge of Purchaser, occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Purchaser, LLANY or Sellers.

         Section 5.07. Updating Schedules. In connection with the Closing, Sellers, Purchaser and LLANY will promptly supplement or amend the various Schedules to this Agreement to reflect any matter which, if existing, occurring or known on the Contract Date should have been so disclosed, or which is necessary to correct any information in such Schedules which was or has been rendered inaccurate thereby; provided, however, that for purposes of determining the rights and obligations of the parties under this Agreement, any such supplemental or amended disclosure by any party shall not be deemed to have been disclosed as of the Contract Date, to constitute a part of, or an amendment or supplement to, such party's Schedules, or to cure any breach or inaccuracy of a representation or warranty unless so agreed to in writing by the other party, which agreement shall not be unreasonably withheld if such supplemental or amended disclosure is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Business or a material adverse effect on the liabilities, results of operations or financial condition of Purchaser considered as a whole, as the case may be.

         Section 5.08. Further Assurances.

                    (a) Upon the terms and subject to the conditions herein provided, on and prior to the Closing Date each of Sellers, Purchaser and LLANY shall use commercially reasonable efforts to take, or cause to be taken, all action or do, or cause to be done, all things or execute any documents necessary, proper or advisable under Applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby.

                    (b) On and after the Closing Date, Sellers, Purchaser and LLANY shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions hereof, including, without limitation, putting Purchaser and LLANY in full possession and operating control of the Transferred Assets and the Business and giving effect to the assumption of the Assumed Liabilities by Purchaser and LLANY as contemplated hereby and thereby.

         Section 5.09. Expenses. Except as otherwise specifically provided in this Agreement or the Ancillary Agreements, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby including, without limitation, all fees and expenses of agents, representatives, counsel, investment bankers, actuaries and accountants; provided, however, that (a) Purchaser shall pay the cost of the filing fees in connection with the filings by any of the parties hereto with the FTC and the Antitrust Division under the HSR Act with respect to the transactions contemplated hereby; and (b) Purchaser shall bear the cost of obtaining required Permits, insurance regulatory approvals, consents and orders for the implementation of the Coinsurance Agreements and Administrative Services Agreements in any state or jurisdiction the laws of which require Purchaser or LLANY to obtain such approval, consent or order; and (c) Sellers shall bear the cost of obtaining required approvals, consents and orders for the implementation of the Coinsurance Agreements and Administrative Services Agreements from Connecticut, New York and any other state or jurisdiction the laws of which require Sellers to obtain such approval, consent or order.

         Section 5.10. Coinsurance Agreements. At the Closing (a) ALIAC and Purchaser shall execute and deliver to each other the ALIAC Coinsurance Agreement; (b) ALIAC and LLANY shall execute and deliver to each other the ALIAC
(NY) Coinsurance Agreement; (c) ALIC and Purchaser shall execute and deliver to each other the ALIC Coinsurance Agreement; and (d) ALIC and LLANY shall execute and deliver to each other the ALIC (NY) Coinsurance Agreement. Each of the Coinsurance Agreements shall be effective as of the Effective Date.

         Section 5.11. Administrative Services Agreements. At the Closing, (a) Sellers and Purchaser shall execute and deliver to each other the Administrative Services Agreement, and (b) Sellers and LLANY shall execute and deliver to each other the NY Administrative Services Agreement. Each of the Administrative Services Agreement and NY Administrative Services Agreement shall be effective as of the Effective Date. Not later than sixty (60) calendar days after the Contract Date, Purchaser, LLANY and Sellers will use their respective commercially reasonable efforts to identify any additional services to be rendered by Purchaser and LLANY, as applicable, under the terms of the Administrative Services Agreement, which services shall be listed on Schedule
2.01 thereto, and be consistent with current practices.

         Section 5.12. Bill of Sale. At the Closing, Sellers, Purchaser and LLANY shall execute and deliver to each other the Bill of Sale and Assumption Agreement, which shall be effective as of the Effective Date.

         Section 5.13. Transition Services Agreement. At the Closing, Sellers and Purchaser shall execute and deliver to each other the Transition Services Agreement, which shall be effective as of the Effective Date, and the general terms of which are described on the Transition Services Agreement Term Sheet attached hereto as Exhibit N.

         Section 5.14. Certain Agreements. Prior to Closing: (a) each Seller agrees to use its commercially reasonable efforts to assign to Purchaser or LLANY, as applicable, all of its rights and obligations under the Transferred Contracts to the extent such rights and obligations relate to the Business, provided, however, that Purchaser shall pay or reimburse Sellers for 50% of any payments, fees, costs or expenses required to be paid by Sellers to the counterparty to any Transferred Contract in connection with obtaining any such assignments; provided further that if Sellers are not able to obtain any required consent to the assignment of a Transferred Contract, Sellers shall provide or cause to be provided to Purchaser the services called for by such Transferred Contract on substantially the same price (which shall be paid by Purchaser) and terms as are set forth in such Transferred Contract; and (b) the reinsurance agreements or arrangements relating to the Business between ALIC and ALIAC, as described and set forth on Schedule 5.14 hereto shall be continued, terminated or modified, as the case may be, in the manner described on Schedule
5.14 effective as of the Effective Date, in either case on terms and conditions reasonably satisfactory to Sellers and Purchaser.

         Section 5.15. DAC Tax. The Sellers, Purchaser and LLANY agree to make the election contemplated by Section 848 of the Code in accordance with the terms, conditions and procedures contained in Article VIII of the Coinsurance Agreements.

         Section 5.16. Bank Accounts and Lockboxes. Pursuant to the Bill of Sale and Assumption Agreement, Sellers shall transfer to Purchaser or LLANY, as applicable, the bank accounts and lock-boxes of Sellers to the extent used solely in the operation of the Business. Sellers shall execute such additional agreements and instruments as may be reasonably required by a particular bank to effectuate the transfer to Purchaser of such bank accounts and lock-boxes.

         Section 5.17. Intentionally Deleted.

         Section 5.18. Confidentiality. (a) Each party hereto (with both Sellers, on the one hand, and Purchaser and LLANY, on the other hand, considered to be one party for purposes of this Section 5.18) will hold, and will cause their respective directors, officers, shareholders, employees, Affiliates, agents, representatives, advisors and consultants (including, without limitation, attorneys, investment bankers, actuarial consultants and independent public accounts) to hold, in strict confidence the Confidential Information (as defined herein) from any other Person unless:

                             (i) a party is compelled to disclose the Confidential Information by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the Ancillary Agreements and transactions contemplated hereby and thereby by Governmental Authorities) or by other requirements of Applicable Law; provided, however, that if, in the course of any legal or administrative proceedings or as otherwise required by Applicable Law or a Governmental Authority, either party is requested or required to disclose Confidential Information, such party will, prior to any disclosure and within five (5) Business Days, notify the other party in writing and provide the other party with copies of any such written request or demand so that the other party may seek a protective order or other appropriate remedy or waive in writing the provisions of this
         Section 5.18 to the extent necessary (provided that one or the other be done). The parties shall cooperate with each other to obtain a protective order or other reliable assurance that confidential treatment will be afforded to designated portions of the Confidential Information. If no protective order or other remedy is obtained and the other party has not waived compliance with this Section 5.18, and if either party is, based upon the written advice of its counsel (which counsel shall be reasonably acceptable to the other party), legally required to disclose Confidential Information under Applicable Law, then such party may do so without liability to the other party, except that disclosure of Confidential Information shall be limited to the information actually required to be disclosed pursuant to Applicable Law; or

                             (ii) the Confidential Information is disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder.

                    (b) For purposes of this Agreement, "Confidential Information" is defined as all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's representatives in connection with this Agreement or the transactions contemplated hereby, except that Confidential Information shall not include documents or information that can be shown to have (i) been already in the possession of the party, provided that such information is not known by such party to be subject to another confidentiality agreement with or other obligation of secrecy to the other party or another party, or (ii) become generally available to the public other than as a result of a disclosure by the party or become available to the party on a non-confidential basis from a source other than the other party or its directors, officers, shareholders, employees, Affiliates, agents, representatives, advisors or consultants, provided that such source is not known, after due inquiry, to be bound by a confidentiality agreement with or other obligation of secrecy to the other party or another party; provided, however, that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Business furnished by Sellers hereunder including, without limitation, Purchaser's disclosure to prospective purchasers of the sponsored Business from Purchaser of such documents and information relating to the sponsored Business. Notwithstanding the foregoing, in the event the transactions contemplated hereby are not consummated and this Agreement is terminated, the parties' obligations to maintain the confidentiality of such documents and information shall be governed by the Confidentiality Agreement.

         Section 5.19. Employment Obligations. In furtherance of the transactions contemplated by this Agreement and the Ancillary Agreements, Sellers and Purchaser agree as follows:

                    (a)      Identification of Employees.

                             (i) In accordance with Section 3.12, Sellers have provided or shall provide Purchaser with a list of the Allocated Employees and the Dedicated Employees (jointly referred to herein as the "Employee List"). No later than 60 days after the Contract Date, Purchaser will identify from the Employee List those Dedicated and Allocated Employees whose services Purchaser or its Affiliates wish to engage after the Closing Date and who will be offered Suitable Employment (as defined below) (Persons being offered Suitable Employment by Purchaser or its Affiliates are referred to herein as the "Transition Employees"); provided, however, that notwithstanding anything to the contrary herein, Sellers shall be required to give Purchaser access to no less than one Allocated Employee for each full time equivalent allocated to the Business. Persons appearing on the Employee List who are not Transition Employees but who will provide services in accordance with the Transition Services Agreement are referred to herein as "TSA Employees." Persons appearing on the Employee List who are neither Transition Employees nor TSA Employees are referred to herein as "Other Employees." All such offers of Suitable Employment shall be made to the identified employees no later than sixty (60) days after the Contract Date and shall be effective as of January 1, 1999 (the "Effective Date of Employment"). Purchaser will make offers of Suitable Employment as set forth on Schedule 5.19(A) hereto.

                             (ii) In the event that within 60 days of the Contract Date, it is determined that there are specific employees of Sellers or any of their Affiliates who, for any significant period ending between October 15, 1997 and April 15, 1998, spent at least two-thirds of their time performing services at a professional, technical, supervisory or higher level for Sellers or any of their Affiliates with respect to the Business and who do not appear on the Employee List (the "Look-back Employees"), Purchaser may have access to such Look-back Employees (in accordance with Section 5.02 hereof) and may within 60 days of the Contract Date make offers of Suitable Employment (consistent with the nature of such employee's position when performing services for the Business) to such Look-back Employees. Notwithstanding anything in this Agreement to the contrary, Sellers shall not be required to terminate the employment relationship of any such Look-back Employee who does not accept an offer of Suitable Employment. Any such Look-back Employee who receives an offer of Suitable Employment shall be deemed a Transition Employee for purposes of Section 5.19(d)(1) of this Agreement. Any such Look-back Employee who accepts an offer of Suitable Employment shall be deemed a Transferred Employee under this Agreement as of the Effective Date of Employment.

                    (b)      Transition Employees.

         In the event that any Transition Employee's employment terminates prior to the Effective Date of Employment (as defined above), Sellers, after consulting with Purchaser, shall use commercially reasonable efforts to replace such Transition Employee in order to maintain staffing levels that are appropriate with respect to the Business. Any such replacement employee shall be deemed to be a Transition Employee for purposes of this Agreement. During the period between the Closing Date and the Effective Date of Employment, the Transition Employees shall remain employees of Sellers or their Affiliates. During such period, Sellers will provide the administrative services requested by Purchaser that are reasonably necessary to service and administer the Business in accordance with the Transition Services Agreement. Up to the Effective Date of Employment, the Transition Employees shall perform the activities requested by Purchaser but shall remain under the direction and control of Sellers and Sellers shall retain the right to terminate such Transition Employees. In the event that Sellers terminate a Transition Employee without Purchaser's consent (which consent shall not be unreasonably withheld), Sellers shall be responsible for payment of related severance costs, if any. Purchaser will pay or reimburse Sellers for all costs for providing the services of the Transition Employees, including but not limited to Sellers' Fully Loaded Costs. Other than increases in salary or wages in the ordinary course of business and any changes in benefits disclosed in Schedule 5.01(A), Purchaser shall not be responsible for reimbursement for increases in the compensation and benefits of Transition Employees during the period between the Closing Date and the Effective Date of Employment without the prior written approval of Purchaser. In the event that the bonus and/or benefits paid to or provided on behalf of any Transition Employee during or for such period include amounts attributable to an entire year or any portion of a year greater than the period of time during which the Transition Employee was providing services under this Section 5.19(b), then Purchaser shall reimburse to Sellers only the pro rata portion of such bonus and/or benefits based on the period of time during which the Transition Employee provided services under this Section 5.19(b).

                    (c) Transition Services Management Team. Purchaser and Sellers will establish a Transition Services Management Team, which will consist of one manager from each of Purchaser and Sellers, each of whom are familiar with the Business. The purpose of the Transition Services Management Team will be to coordinate transition activities during the period of time between the Contract Date and the Closing Date and thereafter consistent with Purchaser's business objectives.

                    (d) Prohibition on Hiring; Suitable Employment.

                        (1) The employment or other relationship with Sellers or any of their Affiliates of any Transition Employee who (i) is an Allocated Employee who as of the Closing Date has accepted an offer of Suitable Employment with Purchaser or its Affiliates, (ii) is a Dedicated Employee, or (iii) is a Look-back Employee who as of the Closing Date has accepted an offer of Suitable Employment with Purchaser or its Affiliates, shall be terminated as of the Effective Date of Employment. Aetna Retirement Services, Inc. and/or its wholly-owned Subsidiaries shall be prohibited from hiring such Transition Employee for 24 months following the Closing Date, and Aetna Inc. and/or its Affiliates (other than Aetna Retirement Services, Inc. or its wholly-owned Subsidiaries) shall be prohibited from hiring such Transition Employee for

12 months following the Closing Date; provided, however, that such prohibitions shall not apply to a Transition Employee who has accepted an offer of Suitable Employment in the event that (i) Purchaser sells the Business (or any portion of the Business in which such Transition Employee spends substantially all of his or her time) to an acquiror that does not give such Transition Employee an offer of Suitable Employment, or (ii) Purchaser or any subsequent acquiror of all or any portion of the Business terminates the employment of such Transition Employee. Following the twelfth month after the Closing Date and until the end of the twenty-fourth month after the Closing Date, Aetna Inc. and/or its Affiliates (other than Aetna Retirement Services, Inc. or its wholly-owned Subsidiaries) may hire any such Transition Employee subject to the conditions described on Schedule 5.19(D) hereto; provided that such conditions shall not apply to the hiring of any Transition Employee in the circumstances described in the proviso of the immediately preceding sentence.

                        (2) As used herein, "Suitable Employment" shall mean, with respect to an employee, a position: (i) that is consistent with the nature of such employee's position with Sellers or their Affiliates or Purchaser or its Affiliates, as applicable; (ii) that is within 20 miles of the geographic location at which such employee was performing his or her services for Sellers or their Affiliates or Purchaser or its Affiliates, as applicable; and (iii) with a salary at least at the level the employee was receiving from Sellers or their Affiliates immediately prior to the Closing Date, or, in the case of a sale of the Business or any portion of the Business by Purchaser, with a salary at least at the level the employee was receiving from Purchaser or its Affiliates immediately prior to the closing date of such sale.

                    (e) Severance.

                        (1) Sellers shall be responsible for any Severance Costs (as defined on Schedule 5.19(E) hereto) incurred with respect to any Other Employee who is terminated by Sellers; provided however, that if Purchaser or any of its Affiliates hires any Other Employee within the period ending 12 months after the Closing Date, Purchaser shall reimburse Sellers for all Severance Costs paid by Sellers to such employee.

                        (2) Purchaser shall reimburse Sellers for Severance Costs incurred with respect to any TSA Employee who is a Dedicated Employee, who does not receive an offer of Suitable Employment from Purchaser and who is terminated by Sellers within 90 days following the date on which the services performed by such TSA Employee are no longer provided by Sellers to Purchaser under the Transition Services Agreement; provided however, that if Sellers or any of their Affiliates rehire any such TSA Employee who is a Dedicated Employee within the period ending 12 months after the Closing Date, Sellers shall reimburse

Purchaser for all Severance Costs so paid by Purchaser to Sellers with respect to such employee; provided further, that notwithstanding the foregoing, Sellers shall not be required to reimburse Purchaser for any Severance Costs in connection with the rehiring of any employee in the event Purchaser sells the Business (or any portion of the Business in which such employee spends substantially all of his or her time) to an acquiror that does not give such employee an offer of Suitable Employment, and such rehiring takes place after the date which is 6 months following the Closing Date.

                    (f) Employee Benefits. Except as otherwise specifically provided herein, Purchaser shall provide benefits to each Transition Employee who accepts employment with Purchaser ("Transferred Employee") under the employee benefit plans, programs and arrangements (including but not limited to severance arrangements) of Purchaser and its Affiliates on the same terms and conditions as such benefits are provided to similarly situated employees of Purchaser. Purchaser and its Affiliates shall waive or cause to be waived, except to the extent that such waiver is prohibited by applicable law, any waiting period, probationary period, pre-existing condition exclusion, evidence of insurability requirement, or similar condition with respect to initial participation under any plan, program, or arrangement established, maintained, or contributed to by Purchaser or any of its Affiliates to provide health, life insurance, or disability benefits with respect to each Transferred Employee who has satisfied the comparable eligibility, insurability or other requirements being waived under Sellers' comparable plans immediately prior to the Effective Date of Employment. Each Transferred Employee shall be credited with the service and compensation of such Transferred Employee with Sellers or their Affiliates up to the Effective Date of Employment to the same extent as if such service had been performed for Purchaser or any of its Affiliates and such compensation had been paid by Purchaser or any of its Affiliates for all purposes (other than with respect to any "nonqualified deferred compensation plan" maintained by Purchaser or any of its Affiliates) in connection with determining such Transferred Employee's eligibility for, and vesting, benefit accrual and entitlements under, all employee benefit plans, programs and arrangements, including but not limited to vacation and sick days, severance, defined benefit pension plan, 401(k) plan and retiree medical benefits. Without limiting the generality of the foregoing, as of the Effective Date of Employment, Purchaser shall provide the following benefits to Transferred Employees:

                        (1) Severance. For the period beginning on the Effective Date of Employment and ending on December 31, 1999, Purchaser shall provide Transferred Employees with severance benefits that are no less favorable than the severance benefits that would have been provided by Sellers to such Transferred Employees immediately prior to the Closing Date.

                        (2) 401(k) Plan. Each Transferred Employee who is eligible to participate in the Aetna Services, Inc. Incentive Savings Plan immediately before the Effective Date of Employment shall be eligible to participate in the Lincoln National Corporation Employees' Savings and Profit Sharing Plan ("Purchaser 401(k) Plan"), as of the Effective Date of Employment.

                        (3) Health, Dental, Disability and Vision Insurance. Purchaser shall provide Transferred Employees with health, dental, disability and vision insurance on the same terms and conditions as such benefits are provided to similarly situated employees of Purchaser.

                        (4) Defined Benefit Pension Plan. Each Transferred Employee shall be eligible to participate in the Lincoln National Corporation Employees' Retirement Plan ("Purchaser's Defined Benefit Plan") in accordance with the applicable provisions of such plan as amended from time to time. Sellers shall retain all liabilities and obligations with respect to benefits accrued by Transferred Employees under the Retirement Plan for Employees of Aetna Services, Inc. Purchaser shall be permitted to reduce the aggregate of the accrued benefits under Purchaser's Defined Benefit Plan of each Transferred Employee who commences participation thereunder by the amount of such Transferred Employee's benefits payable under the Sellers' Defined Benefit Pension Plan, but not below the amount the Transferred Employee would have received had the Transferred Employee been treated by Purchaser as a new hire as of the Effective Date of Employment. The calculation of the amounts to be offset shall be determined in accordance with the guidelines, which shall be mutually determined by the parties within 60 days of the Contract Date. Such guidelines will provide that the calculation will be made as of normal retirement date or current age (if older) and Sellers' plan benefit will be calculated using Sellers' plan formula in effect as of the Contract Date. On the date which is the later of March 31, 1999 or 3 months from the Effective Date of Employment for a Transferred Employee, Sellers shall provide to Purchaser a schedule containing compensation and other relevant data required to determine for purposes of calculating pension benefits under Purchaser's Defined Benefit Plan.

                        (5) Retiree Medical Insurance. For the period beginning on the Effective Date of Employment and ending on December 31, 1999, Purchaser shall provide each Transferred Employee access to retiree medical insurance coverage with eligibility and terms and conditions no less favorable than those provided by Purchaser to similarly situated employees immediately prior to the Effective Date of Employment.

                        (6) Vacation and Sick Pay. Purchaser will provide vacation and sick pay benefits to all Transferred Employees on the same terms and conditions as such benefits are provided to similarly situated employees of Purchaser; provided however, that each Transferred Employee shall be credited as of the Effective Date of Employment with at least the number of vacation days calculated under Sellers' vacation policy effective immediately prior to the Closing Date as generally described on Schedule 5.19(F) hereto.

                    (g) Employment Obligations. Except as otherwise specifically provided in this Section 5.19, (i) Sellers shall retain liability for all salary, commissions and other compensation and benefits of any kind due any Person appearing on the Employee List on account of employment by Sellers before the Effective Date of Employment, and (ii) Purchaser shall assume liability for all salary, commissions and other compensation and benefits of any kind earned on and after the Effective Date of Employment by any Transferred Employee.

                    (h) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Sellers, Purchaser and LLANY and their respective successors and permitted assigns.

         Section 5.20. Provision of Transitional Services.

                    (a) Transition Services Agreement. For a period of six (6) months after the Closing Date, but subject to a longer period for certain services as specified in the Transition Services Agreement, Sellers agree to provide, through TSA Employees, through Transition Employees (until January 1,
1999) and/or other employees, or, with Purchaser's consent (not to be unreasonably withheld), cause a third party to provide, such services requested by Purchaser that are reasonably necessary to service and administer the Business in accordance with the Transition Services Agreement; provided however, that in no event shall Purchaser's consent be required in connection with the use or engagement by either Seller (or any of Sellers' Affiliates) of any third party to provide information technology, data processing or other related services. The terms and duration of such interim servicing relationships shall be governed by the Transition Services Agreement. Sellers and Purchaser shall use their respective commercially reasonable efforts to agree to the terms of the Transition Services Agreement not later than (90) calendar days after the Contract Date. Not later than ninety (90) days after the Contract Date, Purchaser will provide Sellers with a detailed description of the types and duration of interim transition services it will request to be provided under the Transition Services Agreement. Subject to the particular terms of the Transition Services Agreement, Purchaser shall reimburse Sellers for all of Sellers' Fully Loaded Costs in rendering such interim services.

                    (b) TSA Employees. During the term of the Transition Services Agreement, the TSA Employees shall remain under the direction and control of Sellers and Sellers shall retain the right to terminate TSA Employees. In the event that Sellers terminate a TSA Employee during the term of the Transition Services Agreement without Purchaser's consent, Sellers, and not Purchaser, shall be responsible for payment of related severance costs, if any. In the event that any TSA Employee's employment terminates prior to the expiration of the Transition Services Agreement, Sellers, after consulting with Purchaser, shall have the right to replace such TSA Employee in order to maintain staffing levels that Sellers believe are appropriate in order to fulfill their obligations under the Transition Services Agreement. If, in the opinion of Sellers, it is necessary or advisable to hire additional persons to perform the requested services under the Transition Services Agreement, Sellers, after consulting with Purchaser, shall have the right to hire such persons as TSA Employees.

                    (c) Prohibitions on Hiring. Upon the expiration of the Transition Services Agreement, at the option of Sellers, each TSA Employee's employment with Sellers or their Affiliates may be terminated as of the expiration of the Transition Services Agreement. If Purchaser or any of its Affiliates makes an offer of Suitable Employment to a TSA Employee no later than 60 days prior to the expiration of the Transition Services Agreement, and such TSA Employee then accepts such offer, Aetna Retirement Services, Inc. or its wholly-owned Subsidiaries shall be prohibited from hiring such TSA Employee for a period beginning 60 days following receipt by the TSA Employee of such offer of Suitable Employment ("Effective Date of Offer") and ending 12 months after the Effective Date of Offer; provided however, that such prohibitions shall not apply to a TSA Employee who has accepted an offer of Suitable Employment in the event that (i) Purchaser sells the Business (or any portion of the Business in which such TSA Employee spends substantially all of his or her time) to an acquiror that does not give such TSA Employee an offer of Suitable Employment, or (ii) Purchaser or any subsequent acquiror of all or any portion of the Business terminates the employment of such TSA Employee. Any TSA Employee who accepts an offer of Suitable Employment shall be deemed a Transferred Employee as of such employee's effective date of employment. Any TSA Employee who accepts an offer of Suitable Employment shall be deemed a Transferred Employee as of the date the TSA Employee becomes an employee of Purchaser or any of its Affiliates, and notwithstanding any provision of this Agreement to the contrary, such date shall be such TSA Employee's "Effective Date of Employment" for purposes of this Agreement.

         Section 5.21. Separate Account Revenues. Commencing with the month after the month in which the Closing occurs, ALIAC shall pay to Purchaser or LLANY, or Purchaser or LLANY shall pay to ALIAC, if negative, on a monthly basis, an amount equal to 100% of the Separate Account Revenues, as determined under Exhibit M; provided, however, that unless otherwise agreed by the parties, the amount so to be paid shall be settled in accordance with the accounting procedures contained in the ALIAC Coinsurance Agreement and ALIAC (NY) Coinsurance Agreement.

         Section 5.22. Use of Sellers' Names, Logos or Service Marks. Except as provided in the Administrative Services Agreements, and subject in any case to the terms thereof, neither Purchaser nor LLANY shall use the names, trademarks, logos or service marks of Sellers or any of their Affiliates in any way or manner not specifically authorized in writing by Sellers.

         Section 5.23. Communications with Policyholders. All communications with Policyholders by Sellers, Purchaser or LLANY in connection with the reinsurance of the Policies under the Coinsurance Agreements or the servicing of the Policies and Post-Closing Policies under the Administrative Services Agreements or any other transaction contemplated thereby shall be in such form as shall be mutually agreed upon by the parties hereto prior to any release thereof which agreement shall not be unreasonably withheld, except for communications with Policyholders as may be required to enable Sellers, Purchaser or LLANY, as applicable, to service the Policies and Post-Closing Policies in the ordinary course of business and in accordance with the applicable provisions of the Coinsurance Agreements, Administrative Services Agreements and Transition Services Agreement. Sellers, Purchaser and LLANY agree to cooperate with each other regarding the preparation and distribution of any such communications to Policyholders.

         Section 5.24. Non-Solicitation of Business.

                    (a) In the event the transactions contemplated hereby are not consummated and this Agreement is terminated, all restrictions on Purchaser and LLANY contained in the Confidentiality Agreement concerning (i) the solicitation of officers and employees of Sellers and their Affiliates (which restrictions shall apply for two years from the date on which the Agreement is terminated notwithstanding anything to the contrary contained in the Confidentiality Agreement); and (ii) the solicitation, diversion or replacement of the Business, any other business, customer or Policyholder of the Sellers or their Affiliates, and any Person contained on the Lists (as defined in the Confidentiality Agreement) shall continue to apply to Purchaser and LLANY in accordance with the terms of the Confidentiality Agreement except as otherwise provided herein.

                    (b) Sellers recognize that the provisions of Sections 5.18, 5.19(d) and 5.20(c) are reasonable and necessary for Purchaser's protection. Purchaser and LLANY recognize that the provisions of Sections 5.18, 5.24(a) and 5.24(b) are reasonable and necessary for Sellers' protection, and Sellers, Purchaser and LLANY acknowledge that any breach of Sections 5.18 5.19(d), 5.20(c), 5.24(a) or 5.24(b) will cause irreparable injury to Sellers, Purchaser or LLANY, as the case may be, which injury will not be reasonable measurable or compensable by money damages. Accordingly, each of the parties hereto agrees that it shall be entitled without posting any bond to an injunction or injunctions to prevent breaches of the provisions of Sections 5.18, 5.19(d), 5.20(c), 5.24(a) or 5.24(b) and to enforce specifically the terms and provisions hereof in any action instituted in accordance with Section 11.07 hereof in addition to any other remedy to which such party may be entitled at law or equity.

                    (c) If any provision of Section 5.19(d) or 5.20(c) or of this Section 5.24 is held unenforceable because of the scope or duration of its applicability, the court making such determinations shall have the power to modify such scope or duration and such provisions shall then be applicable in such modified form.

         Section 5.25. Intentionally Deleted.

         Section 5.26. Purchaser Year 2000 Matters. (a) Purchaser shall use commercially reasonable efforts to achieve the implementation objectives in the Purchaser Y2K Plan to the extent that such implementation materially affects Purchaser's ability to perform its obligations under this Agreement or any Ancillary Agreement.

                    (b) From the date Purchaser assumes responsibility for year 2000 remediation for the Direct Systems, and until such time as the Purchaser Y2K Plan has been fully implemented, Purchaser shall provide to Sellers in writing each month a report setting forth in reasonable detail the status of Purchaser's activities in connection with its implementation objectives in the Purchaser Y2K Plan to the extent that such implementation materially affects Purchaser's ability to perform its obligations under this Agreement or any Ancillary Agreement.

                    (c) Without limiting any other right or remedy of Sellers under this Agreement or any Ancillary Agreement, upon Purchaser's failure to achieve the implementation objectives regarding year 2000 remediation for the Direct Systems in the manner required to enable Purchaser to discharge its obligations and perform the services required under this Agreement and the Ancillary Agreements, then notwithstanding any other provision of the Agreement or the Ancillary Agreements, Sellers may, in their sole discretion (i) require Purchaser to increase the resources allocated to their Year 2000 remediation efforts with respect to the Direct Systems by an amount that Sellers, in their reasonable opinion, believe will rectify the deficient progress or (ii) after July 1, 1999, elect to (x) recapture and run the Direct Systems or (y) appoint a third party vendor to implement the Purchaser Y2K Plan with respect to the

Direct Systems to Sellers' reasonable satisfaction. Purchaser shall pay all costs associated with the Sellers taking action pursuant to this Section 5.26(c).

         Section 5.27. IT Services/Sellers Year 2000 Matters.

                    (a) IT Services. During the Transition Period, as defined below, Sellers will make available to Purchaser and LLANY, at Purchaser's and LLANY's expense, the IT Services set forth in the Product Guide and as provided in this Section 5.27. Sellers are making such IT Services available to Purchaser and LLANY as an accommodation and, in no event, will Sellers' liability for any damages whatsoever arising from Sellers' delivery of, or failure to deliver, the IT Services exceed the total price actually paid by Purchaser and LLANY for the IT Services.

                    (b) Transition Matters.

                            (i) Except as set forth in Section 5.27(b)(iii),
Sellers will provide the IT Services for a period of not more than twenty-four
(24) months (the "Transition Period"), commencing upon Closing.

                            (ii) Within sixty (60) days after the Contract Date,
Purchaser, LLANY and Sellers will use their respective commercially reasonable efforts to jointly develop a detailed plan (the "IT Transition Plan") which shall identify the IT Services that Purchaser and LLANY wish to buy from the Product Guide during the Transition Period; provided that applications support services labor will be limited to production support for Shared Systems, Y2K Obligations and Shared Y2K Obligations, and reasonable efforts for migrating the Direct Systems and the Shared Systems to Purchaser. Upon sixty (60) days written notice to Sellers, Purchaser and LLANY may add to the IT Services that they wish to buy or terminate any one or more of such IT Services. The IT Transition Plan shall include, among other items, a specific implementation plan for the Y2K Obligations (as defined below) to be provided by Sellers. The implementation plan will identify the information technology Dedicated Employees who shall be available to Sellers to perform services reasonably required by Sellers to comply with the Y2K Obligations. During the period from January 1, 1999 through March 31, 1999, any information technology Dedicated Employee who is a Transferred Employee and who is reasonably required by Sellers to comply with the Y2K Obligations pursuant to the implementation plan referred to in the immediately preceding sentence shall remain under the immediate supervision and direction of the Sellers' information technology managers responsible for the implementation of the Y2K Obligations.

                            (iii) From Closing through March 31, 1999, Sellers
shall retain
responsibility for Year 2000 remediating for the Direct Systems as described in
Section 5.27(c) ("Y2K Obligations"); provided however, that except as set forth in Section 5.27(c), there shall be no Y2K Obligations for the following applications which are described on Schedule 3.06(A): ACS/PRODUCER PAYROLL, ACS COMMISSION SYSTEM BRIDGES, FASTFORMS, INSGIFT, INSMARK, KETLEY BACKROOM TECHNICIAN, VITAL SIGNS, FINA-EASE, NUMBER CRUNCHER, INTEFLEX/WINF LEX, ESTATE TAX CONCEPTS, 1998 TAX FACTS, FIELD GUIDE and CRESCENDO. After March 31, 1999 and until the end of the Transition Period, Sellers shall provide only computing, distributed computing and telecommunications services for the Direct Systems.

                            (iv) Sellers shall have control of all aspects of
the Shared Systems prior to and after Closing. Sellers will maintain such systems in accordance with their own business objectives and, in no event, will Sellers upgrade, modify or change the Shared Systems to accommodate Purchaser's or LLANY's business needs. Sellers will, however, offer ongoing production support and transition-related services in connection with the Shared Systems.

                            (v) Purchaser and LLANY will comply with Sellers' IT
security, code asset management, and other environmental standards of which they have been given reasonably sufficient notice. Such standards include, without limitation, upgrading Direct Systems so as to remain compatible with Sellers' operating environment. Notwithstanding the foregoing, Purchaser may elect not to participate in upgrades provided that Purchaser pays all costs associated with such election not to upgrade.

                    (c) Year 2000 Matters. Sellers' implementation goals with respect to Year 2000 compliance in connection with the following Direct Systems, together with the final completion date for each of the four listed categories, are set forth below:

Product/Policy Administration Systems - Final Completion Date:  March 31, 1999

         Complete LIAS Renewal and Year 2000 no later than March 31, 1999

         Complete (Vantage One) V1-UL Renewal and Year 2000 no later than January 31, 1999

         Complete Vantage ISWL Renewal and Year 2000 no later than October 31, 1998

         Complete Vantage Traditional Renewal and Year 2000 no later than October 31, 1998

         Complete Index Renewal and Year 2000 no later than January 31, 1999

New Business Systems - Final Completion Date:  March 31, 1999

         Finish LCNB Renewal Assessment and Remediation no later than March 31, 1999

         Finish Suite, TUMS, MIB and EP Renewal Assessment and Remediation no later than March 31, 1999

         Finish Renewal Assessment and Remediation Commission Rate Table no later than March 31, 1999

         Finish Renewal Assessment and Remediation for any other New Business system by March 31, 1999

         Within 30 days after the Contract Date, Sellers and Purchaser will review options for eliminating and/or reducing the need for Renewal and Year 2000 for the New Business Systems and will implement any mutually agreeable option, thereby increasing the ability to redirect resources to other Direct Systems.

Sponsored Systems - Final Completion Date:  January 31, 1999

         Complete NBU for Renewal and Year 2000 no later than October 31, 1998

         Complete PC Enroller Renewal and Year 2000 no later than January 31,
         1999

         Complete PDS Renewal and Year 2000 no later than January 31, 1999

Sales Support - Final Completion Date:  December 31, 1998

         Complete validation of Year 2000 compliance for FIPSCO Illustration Systems and FIPSCO feeds for Renewal and Year 2000 by December 31, 1998

         Complete inventory, Year 2000 assessment of work to be done, and plan for other Sales Support Software thirty (30) days after the Contract Date.

         COLI - 90 days after the Contract Date, Sellers will develop a plan to Y2K Test Andessa and BTI interfaces with a target completion not later than February 28, 1999.

         "Complete" is defined to mean remediation of computer program code, testing computer program code, testing computer programs, implementing into production, and running under Sellers' "Year 2000 approval process" (in Year 2000+ environment).

         During such time as Sellers shall retain Y2K Obligations, Sellers shall provide to Purchaser each month a report setting forth in reasonable detail the status of the Sellers' activities in connection with their Y2K Obligations with regard to the four categories of Direct Systems (i.e., the Product/Policy Administration Systems, New Business Systems, Sponsored Systems and Sales Support System). In the event Purchaser, in its reasonable judgment, determines that Sellers are not making sufficient progress in meeting their Y2K Obligations with regard to any category such that Purchaser reasonably believes that the implementation goals will not be met on schedule, it shall have the option to assume Sellers' Y2K Obligations through the use of third party consultants at its cost. In the event Purchaser assumes Sellers' Y2K Obligations, Sellers shall be relieved of any further liability for Y2K implementation with respect to any category of Direct Systems.

         Sellers and Purchaser agree that it would be impossible to determine with any reasonable accuracy the amount of prospective damages with respect to a failure to meet Sellers' Y2 Obligations described herein. In the event Sellers retain responsibility for Y2K Obligations for any category of the Direct Systems and Sellers deviate from the implementation timetable in any material respect, Sellers shall pay Purchasers as follows: if the material deviation occurs with respect to the final completion date for Product/Policy Administration, the payment shall be $3 million; with respect to the final completion date for New Business Systems, $.5 million; with respect to the final completion date for Sponsored Systems, $1 million and with respect to the final completion date for Sales Support Systems, $.5 million. Sellers and Purchaser agree that the damages set forth above are reasonable and not a penalty, based upon the facts and circumstances of the parties at the time of entering into this Agreement, with due regard to future expectations. The foregoing shall be the Purchaser's sole and exclusive remedy for any losses it may suffer in connection with Sellers' undertaking the Y2K Obligations.

         Sellers' implementation goals with respect to Year 2000 compliance for Critical Shared Systems are set forth in the Sellers' Y2K Plan ("Shared Systems Y2K Obligations"). After the Contract Date, Sellers shall provide to Purchaser each month a report setting forth in reasonable detail the status of Sellers' activities in connection with their Shared Systems Y2K Obligations with regard to the Critical Shared Systems. In the event Purchaser, in its reasonable judgment, determines that Sellers are not making sufficient progress in meeting their Y2K Obligations with regard to the Critical Shared Systems such that Purchaser is likely to suffer materially therefrom, Purchaser may require Sellers to increase the resources allocated to meeting their Y2K Obligations with regard to the Critical Shared Systems by an amount that Purchaser, in its reasonable opinion, believes will rectify the deficient progress. Such additional resources shall be paid for by Sellers only to the extent necessary to rectify the deficient progress, provided however, that notwithstanding the foregoing, in no event will Sellers pay for resources after the Closing. With respect to Year 2000 compliance issues for the Shared Systems, Sellers shall reasonably treat the Business in a manner similar in all material respects to the other businesses of Sellers that such Shared Systems support.

                    (d) Fees for IT Services. The fees charged by Sellers for the IT Services will not exceed the Sellers' Fully Loaded Costs as defined in
Section 5.19(b).

                    (e) Volume of Services. The IT Services will accommodate volumes consistent with Sellers' historical provision of services to the Business, as well as reasonable volume changes consistent with the ordinary course of operations of the Business. The IT Services will also accommodate a reasonable volume of transition services.

                    (f) Service Levels. Sellers, Purchaser and LLANY will agree upon service level standards for the IT Services, which shall be no lower than the historical service levels provided by Sellers to the Business.

                    (g) Access to Purchaser's and LLANY's Applications. Sellers will provide reasonable scheduling capacity to Purchaser and LLANY, consistent with Sellers' other operations, for purposes of applying changes (consistent with subsection (b)(iv) above) to the Direct Systems and Shared Systems running in Sellers' computing environments.

                    (h) Security. Sellers will provide physical and data security procedures for the Business running in Sellers' data center at levels consistent with Sellers' historical level of physical and data security procedures provided to the Business.

                    (i)      Intentionally Omitted.

                    (j) Orderly Transfer. Sellers will use their commercially reasonable efforts to assist and cooperate with Purchaser and LLANY in the orderly transfer of the Business, including without limitation, the Direct Systems and Shared Systems. Sellers will provide Purchaser and LLANY a reasonable level of access to Sellers' personnel skilled in delivering the IT Services for purposes of general consultation and knowledge transfer related to the Business. All costs of such transfer, including all applicable taxes, will be borne by Purchaser and LLANY.

                    (k) Proprietary Software Versions. Sellers will provide to Purchaser and LLANY a non-exclusive license to use the Shared Systems and an exclusive license (which Purchaser may sublicense in connection with the sale of part or all of the Business) to use the Direct Systems, and transfer to Purchaser and LLANY (i) the then current version, in source code form and including all available documentation, of the Direct Systems on Closing, and
(ii) the then current version, in source code form and including all available documentation, of each Shared System as of termination of the IT Services associated with each such Shared System. Notwithstanding the foregoing, prior to transfer of the Shared Systems pursuant to the IT Transition Plan, any upgrades, modifications or improvements to the Shared Systems that Sellers may have made between the Closing and the termination of the IT Services must be purchased by Purchaser or LLANY at Sellers' Fully Loaded Cost or each such upgrade, modification and improvement not so purchased may be removed at the sole discretion of Sellers. The version so transferred shall be AS IS, without warranty of any kind, and may only be used by Purchaser and LLANY in support of the Business and, in no event, may the licensed software be used by Purchaser and LLANY in support of any business that competes with Aetna Inc. or any of its Affiliates.

                    (l) License Fees. Prior to delivery of the Direct Systems or Shared Systems to Purchaser or LLANY, Sellers shall arrange for and Purchaser and LLANY, on the one hand, and Sellers, on the other hand, shall share equally any license fees associated with the re-licensing, transfer or assignment of third party software license agreements from Sellers to Purchaser or LLANY.

                    (m) Data. Sellers will archive all data related to the Business consistent with its current practices. Purchaser may review Sellers' archiving practices for a period of 75 days following the Contract Date. Sellers will accommodate reasonable requests for modification of such practices, provided that Purchaser shall pay all expenses associated therewith.

         Section 5.28. Certain Product Tax Matters. (a) ALIAC or ALIC, as applicable, shall, after the Closing, at Purchaser's written request given prior to the date which is 18 months after the Closing Date, use commercially reasonable efforts to obtain such relief as Purchaser shall reasonably require (including obtaining a waiver from, or entering into a settlement or closing agreement with, the IRS or the affected Policyholder) to the extent such relief relates to non-compliance by ALIAC or ALIC prior to the Effective Date with any product tax requirement or limitation contained in Sections 101(f), 817(h), 7702 and 7702A of the Code regarding any Policy identified in such request; provided, however, that Purchaser shall not require such relief if the holders of any Policy that constitutes a "modified endowment contract" under Section 7702A of the Code have been notified of the status and federal tax consequences of such Policy; and provided further that, in identifying Policies for which such relief is required, Purchaser and LLANY, in good faith, shall (i) use the same standards applicable to their own businesses in determining whether non-compliance with such Code provisions has occurred, and (ii) not request such relief (including obtaining a waiver from, or entering into a settlement or closing agreement with, the IRS or the affected Policyholder) if Purchaser or LLANY would not reasonably request such relief with respect to their own businesses. ALIAC, ALIC and Purchaser shall cooperate with each other in good faith in resolving matters subject to this Section 5.28 and any disputes relating thereto, such cooperation to include, but not be limited to, (A) participating in discussions, negotiations, settlements and communications with, and agreeing to the form and content of agreements, documents and other written submissions to, the IRS and any affected Policyholder, and (B) evaluating appropriate alternative remedies and relief in light of all relevant legal and business factors.

                    (b) Any request by Purchaser pursuant to Section 5.28(a) shall be treated as a Claims Notice under Section 9.01(a)(i) hereof. Prior to the time that the $30 million deductible provided for in Section 9.05(a)(i) hereof has been exhausted, Purchaser shall bear all costs, expenses, liabilities and obligations incurred by ALIC, ALIAC or Purchaser in connection with obtaining such relief (including any toll charge or penalty levied by a Taxing Authority and payments of Taxes or payments to Policyholders made as a result of non-compliance but excluding any internal costs and expenses incurred by ALIAC or ALIC) (collectively, "Tax Costs") and shall, promptly upon ALIAC's or ALIC's request therefor, reimburse ALIAC or ALIC, as applicable, for all Tax Costs in complying with this Section 5.28. Any Tax Costs incurred by Purchaser hereunder, including reimbursement payments to ALIAC and ALIC, shall be applied against the deductible in Section 9.05(a) hereof; provided, however, that (i) any internal costs or expenses incurred by Purchaser or LLANY, and (ii) any internal or external costs incurred by Purchaser or LLANY in identifying Policies subject to this Section 5.28 shall not be applied against the deductible or included within Sellers' indemnification obligation. To the extent that such deductible has been exhausted: (x) Purchaser shall not make further reimbursement payments to ALIAC or ALIC for their Tax Costs incurred in complying with this Section 5.28; and
(y) any Tax Costs incurred by Purchaser hereunder in excess of the deductible shall be treated as payments for which Purchaser is entitled to indemnification under this Agreement, subject to the limitation contained in Section 9.05(a)(ii) hereof.

                    (c) Purchaser or LLANY, as applicable, hereby assumes any and all costs, expenses, toll charges, penalties and other liabilities and obligations to the extent that such liabilities and obligations arise from Purchaser's or LLANY's non-compliance with any product tax requirement or limitation contained in Sections 101(f), 817(h), 7702 and 7702A of the Code regarding any Policy and Post-Closing Policy, provided that such non-compliance first arises after the Effective Date. Seller, Purchaser and LLANY agree that all of such costs, expenses, toll charges, liabilities and obligations constitute matters for which Sellers are entitled to indemnification under this Agreement.

                    (d) Notwithstanding anything to the contrary in this Agreement, this Section 5.28 sets forth the sole and exclusive remedies of Purchaser and LLANY for any and all Tax matters.


         Section 5.29. Sellers' Non-Compete.

                    (a) (i) Except as otherwise set forth in this Agreement, from the Closing Date through the third anniversary of the Closing Date (the "Blackout Period"), neither Sellers nor any of their Affiliates will manufacture, issue, distribute or sell, in the United States, individual life insurance products or corporate owned life insurance.

                        (ii) In any state in which any Seller is issuing Post-Closing Policies (as defined in Section 5.33 hereof), and during the period such Seller is issuing such Post-Closing Policies, Sellers may continue to issue, sell or distribute individual life insurance products in Sellers' names and in substantially the same manner as prior to the Closing Date. For purposes of this Agreement, all such products issued, sold or distributed during such period will be deemed to be included within the definition of "Post-Closing Policies" and will be subject to the Coinsurance Agreements, Transition Services Agreement and Administrative Services Agreements, as applicable.

                        (iii) The restrictions in subparagraph (i) above do not apply to:

                                (a) group life insurance;

                                (b) group life conversions to individual life
                    insurance;

                                (c) international life insurance business
                    (including conversions and exchanges to individual U.S. life policies);

                                (d) investments in the ordinary course of
                    business in which the Sellers and their Affiliates do not obtain Control of another life insurance company;

                                (e) reinsurance; or

                                (f) individual life insurance issued in the
                    United States by another insurance company acquired after the Closing Date by any Seller or any of its Affiliates; provided, however, that during the Blackout Period: (x) none of the individual life insurance products sold by such acquired company will contain the name "Aetna"; (y) neither Sellers nor any of their Affiliates will change the name of the acquired company to include the name "Aetna," provided that Sellers and their Affiliates may use the Aetna name and associated logos and marks as permitted or required by applicable insurance advertising laws to identify the acquired company as an affiliate of Aetna Inc. or any of its Affiliates; and (z) the aggregate amount of new premiums for individual life insurance products sold through the acquired company's master or managing general agents will not increase, in any calendar year during the Blackout Period, by more than 15% over the aggregate amount of new premiums for individual life insurance products sold by the acquired company through such master or managing general agents during the immediately preceding calendar year.

                        (iv) Notwithstanding anything to the contrary in this
Section 5.29, Sellers and their Affiliates may endorse, distribute and actively market individual life insurance products (none of which products will contain the name "Aetna") issued by insurance companies other than Sellers and their Affiliates to banks, broker-dealers, national wirehouses (e.g., Smith Barney Inc. and PaineWebber Group Inc.) and Sellers' career annuity agents. Nothing in this Section 5.29 shall preclude Sellers and their Affiliates from obtaining individual life insurance products (and sales support services) from any intermediaries, or directly from insurance companies other than Sellers and their Affiliates, in order to fulfill client requirements in the ordinary course of business. For purposes of this subparagraph, the definition of "Affiliates" shall not include insurance companies acquired after the Closing Date as described in subparagraph (iii)(f) above.

                    (b) Sellers and Purchaser acknowledge that any damage caused to Purchaser by reason of the breach by either Seller or any of their respective successors in interest of this Section 5.29 could not be adequately compensated for in monetary damages alone; therefore, each party agrees that in addition to any other remedies, at law or otherwise, Purchaser shall be entitled to specific performance of this Section 5.29 or an injunction to be issued by a court of competent jurisdiction (subject to Section 11.07 hereof) restraining and enjoining any violation of this Section 5.29.

                    (c) It is the intent and desire of the parties to this Agreement that the provisions of this Section 5.29 shall be enforced to the fullest extent permissible under applicable law. Accordingly, if any particular portion of this Section 5.29 shall be adjudicated to be invalid or unenforceable, this Section 5.29 shall be amended to delete therefrom the portion thus adjudicated to be invalid and unenforceable under such law.

         Section 5.30. Sponsored Business. In the event that Purchaser elects to sell the sponsored life business to a third party, and if such third party wishes to reinsure the sponsored life business on an assumption basis, ALIAC shall negotiate in good faith with Purchaser and such third party to enter into assumption reinsurance agreements and to effectuate such reinsurance; provided, however, that: (a) the identity of such third party and the terms of such reinsurance shall be approved by ALIAC, which approval shall not be unreasonably withheld; (b) Purchaser shall reimburse ALIAC for any and all direct and indirect costs incurred by ALIAC (including reasonable costs and fees of counsel including the allocated cost of internal legal service) in connection with the negotiation, execution and delivery of such agreements (including, but not limited to, obtaining any required regulatory approvals relating thereto); (c) Sellers shall have determined that such transaction will not result in adverse Tax consequences or otherwise materially adversely affect Sellers' ability to preserve the financial statement reporting benefits of the transactions contemplated by this Agreement. Notwithstanding any such determination by Sellers, Purchasers shall indemnify and hold Sellers harmless against any such Tax or other obligations and liabilities. Nothing contained in this Section 5.30 is intended or shall be construed to authorize Purchaser or LLANY to delegate, assign or transfer to any third party any servicing or other right or obligation relating to the sponsored life business or other aspects of the Business without Sellers' prior written consent, which consent will not be unreasonably withheld.

         Section 5.31. Distribution Arrangements. Prior to the Closing, and during the period Sellers are issuing Post-Closing Policies (as defined in Section 5.33), Sellers shall use commercially reasonable efforts to keep in place all contractual arrangements and maintain all regulatory approvals necessary to permit Producers to (i) sell Sellers' products during the time periods specified in Section 5.33, and (ii) receive any trailing commissions payable on Sellers' products previously sold by the Producers; provided, however, that nothing in this sentence shall relieve Purchaser, LLANY or any affiliate of Purchaser or LLANY of any obligation under the Administrative Services Agreements. Prior to the Closing Date, Sellers shall provide to Purchaser a list (which may be in electronic form) of all licensed Producers as of April 13, 1998.

         Section 5.32. Reinsurance Treaties. Prior to Closing, each Seller agrees to use commercially reasonable efforts to assign all of its rights and obligations under the reinsurance treaties listed on Schedule 5.32 hereto to which it is a party and to obtain any endorsements from the reinsurers thereunder to the extent necessary to ensure that Purchaser and LLANY are entitled to enforce such treaties against the reinsurers in their own names, with respect to the Policies; provided, however, that Sellers shall be under no obligation to make payments or incur other liabilities to any Person in connection with such assignments and endorsements. If Sellers are unable to obtain such assignments or endorsements notwithstanding such efforts, Sellers shall place Purchaser and LLANY in the same net economic position as if such assignments or endorsements had been obtained (which actions may consist of Sellers continuing to use commercially reasonable efforts to enforce their rights under such treaties and ensuring that all benefits thereunder received, directly or indirectly, by Sellers flow to Purchaser and LLANY, as applicable).

         Section 5.33. Post-Closing Policies.

                    (a) Commencing on the Closing Date and for a period of six months thereafter, as requested in writing by Purchaser or LLANY, as applicable, and subject to Sections 5.33(b) and (c) hereof, Sellers shall issue policies of the type that would be included in the Policies in effect on the Closing Date (the "Post-Closing Policies"), provided that Sellers shall not be required to issue Post-Closing Policies pursuant to this Section 5.33 in any state if Purchaser or LLANY, as the case may be, has obtained insurance department approval of its own forms corresponding to the Policies in such state; provided however, that Sellers acknowledge that following such approval in any state Sellers will continue to accept new applications for a reasonable period (not to exceed two (2) weeks) and for as much additional time as is necessary to issue policies based upon applications received prior to the end of such two (2) week period, in order to permit Purchaser to complete an orderly transition to its policy forms. Purchaser shall use its commercially reasonable efforts to obtain the policy form approvals referred to in the previous sentence as soon as practicable after the date hereof.

                    (b) (i) Commencing on the Closing Date and for a period of 12 months thereafter, as requested in writing by Purchaser or LLANY, as applicable, Sellers shall issue Post-Closing Policies in New Jersey and New York; and (ii) commencing on the Closing Date and for a period of 24 months thereafter, as requested in writing by Purchaser or LLANY, as applicable, Sellers shall issue Post-Closing Policies which constitute corporate owned life insurance policies and, in the case of either clause (i) or (ii) herein, for which Purchaser or LLANY, as applicable, has not obtained the policy form approvals referred to in Section 5.33(a) notwithstanding their commercially reasonable efforts to do so. Sellers' obligation to issue Post-Closing Policies under this Section 5.33(b) shall terminate on the same basis as such obligations terminate under Section 5.33(a). As consideration for Sellers' agreement to issue such corporate owned life insurance policies, Purchaser or LLANY, as applicable, shall pay to Sellers a 1% override commission on the gross Premium generated by all such policies issued by Sellers pursuant to clause (ii) of this
Section 5.33(b) during the period commencing on the first anniversary of the Closing Date and terminating on the second anniversary of the Closing Date.

                    (c) Any Post-Closing Policy issued by Sellers pursuant to
Section 5.33(a) or (b) will be reinsured by Purchaser or LLANY, as applicable, and administered by Sellers,

Purchaser or LLANY, as applicable, in accordance with the Coinsurance Agreements, Transition Services Agreement and Administrative Services Agreements.

         Section 5.34. Resources. Purchaser and LLANY will continue to have and maintain during the term of the Coinsurance Agreements and Administrative Services Agreements sufficient expertise, trained personnel, resources, systems, controls and procedures (financial, legal, accounting, administrative or otherwise) as may be necessary or appropriate to discharge their respective obligations after Closing under the terms of this Agreement, the Coinsurance Agreements, Administrative Services Agreements or any other Ancillary Agreement. Notwithstanding anything to the contrary contained in this Agreement, this covenant shall not terminate or expire until all Assumed Liabilities have been discharged or terminated in full.

                                   ARTICLE VI
          CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASER TO CLOSE

         The obligations of Purchaser under this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by it to the extent permitted by law:

         Section 6.01. Representations, Warranties and Covenants. (a) Sellers shall have performed in all material respects all of their obligations under this Agreement required to be performed by them on or prior to the Closing Date;
(b) any breaches of the representations and warranties of Sellers contained in this Agreement shall not, in the aggregate, have had, nor could they reasonably be expected to have, a Material Adverse Effect on the Business (ignoring, for this purpose, any materiality qualifier in any such representation or warranty); and (c) Purchaser shall have received a certificate signed by the Chief Financial Officer of ALIAC and Vice President of ALIC to the effect that the foregoing conditions have been satisfied.

         Section 6.02. Other Agreements. The Ancillary Agreements which are to be executed and delivered on the Closing Date and each of the other agreements and instruments contemplated hereby and thereby to which either or both of Sellers are parties, shall have been duly executed and delivered by such Seller(s) on the Closing Date and each of such agreements, documents and instruments shall be in full force and effect with respect to such Seller(s) on the Closing Date.

         Section 6.03.       Governmental and Regulatory Consents and Approvals.

                    (a) All Permits listed on Schedules 3.05 and 4.05 hereto shall have been obtained on terms and conditions which would not, in the reasonable business judgment of Purchaser, result in a material adverse effect on the Business considered as a whole. Such Permits shall be in full force and effect and Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such Permits.

                    (b) The waiting period prescribed by the HSR Act shall have expired or early termination thereof shall have been granted.

         Section 6.04. Possession of Assets; Instruments of Conveyance. Sellers shall have delivered to Purchaser or LLANY, as applicable, possession of the Transferred Assets to be transferred on the Closing Date and shall have transferred to Purchaser or LLANY all of the right, title and interest of Sellers in and to such assets as provided in this Agreement and the Ancillary Agreements.

         Section 6.05. Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein not be consummated as herein provided.

         Section 6.06. Other Documents. Sellers shall have delivered to Purchaser (a) a copy of the resolutions (in form and substance reasonably satisfactory to Purchaser) duly adopted by the board of directors of each Seller authorizing the execution, delivery and performance of the Agreement and Ancillary Agreements by Sellers, certified (in form and substance reasonably satisfactory to Purchaser) by the Secretary or an Assistant Secretary of each Seller; (b) certificates (in form and substance reasonably satisfactory to Purchaser) of the Secretary or an Assistant Secretary as to the incumbency and signatures of the officers of Sellers executing the Agreement and the Ancillary Agreements to be executed and delivered on the Closing Date; and (c) such other documents, certificates or records as Purchaser or its counsel may reasonably request.

                                   ARTICLE VII
           CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLERS TO CLOSE

         The obligations of each Seller under this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by it to the extent permitted by law:

         Section 7.01. Representations, Warranties and Covenants. (a) Purchaser and LLANY shall have performed in all material respects all of their respective obligations under this Agreement required to be performed by them at or prior to the Closing Date;
(b) any breaches of the representations and warranties of Purchaser or LLANY contained in this Agreement shall not, in the aggregate, have had a material adverse effect on the liabilities, results of operations or financial condition of Purchaser taken as a whole (ignoring, for this purpose, any materiality qualifier in any such representation or warranty); and (c) Sellers shall have received a certificate signed by the Chief Financial Officers of Purchaser and LLANY to the effect that the foregoing conditions have been satisfied.

         Section 7.02. Other Agreements. The Ancillary Agreements which are to be executed and delivered on the Closing Date and each of the other agreements and instruments contemplated hereby and thereby to which Purchaser or LLANY is a party shall have been duly executed and delivered by Purchaser and LLANY on the Closing Date and each of such agreements and instruments shall be in full force and effect with respect to Purchaser on the Closing Date.

         Section 7.03. Governmental and Regulatory Consents and Approvals. (a) All Permits listed on Schedules 3.05 and 4.05 hereto shall have been obtained on terms and conditions which are reasonably acceptable to Sellers and which would not, in the reasonable business judgment of Sellers, result in the imposition on Sellers or any Affiliate or any of their respective businesses of any material cost, liability or restriction not consented to by Sellers or such Affiliate. Such permits shall be in full force and effect, and Sellers shall have been furnished with appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of such Permits.

                    (b) The waiting period prescribed by the HSR Act shall have expired or early termination thereof shall have been granted.

         Section 7.04. Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein not be consummated as herein provided.

         Section 7.05. Certain Changes. No event, occurrence, fact, condition or matter shall have occurred and be continuing which, if such event, occurrence, fact, condition or matter were to occur after Closing, would constitute an Event of Default or Recapture Event pursuant to Section 9.07 hereof.

         Section 7.06. Other Documents. Purchaser shall have delivered to
Sellers: (a) a copy of the resolutions or resolutions (in form and substance reasonably satisfactory to Sellers) duly adopted by the board of directors of the Purchaser authorizing the execution, delivery and performance of the Agreement and Ancillary Agreements by Purchaser, certified (in form and substance reasonably satisfactory to Sellers) by the Secretary or an Assistant Secretary of the Purchaser; (b) certificates (in form and substance reasonably satisfactory to Sellers) of the Secretary or an Assistant Secretary as to the incumbency and signatures of the officers of Purchaser executing the Agreement and the Ancillary Agreements to be executed and delivered on the Closing Date; and (c) such other documents, certificates or records as Sellers or their counsel may reasonably request.

                                  ARTICLE VIII
                                    SURVIVAL

         Section 8.01. Survival of Representations, Warranties, Covenants and Certain Indemnities.

                    (a) All representations and warranties of the parties hereto contained in this Agreement and all covenants, undertakings and agreements contained in this Agreement to be performed or complied with at or prior to the Closing Date shall survive the execution and delivery hereof; provided, however, that all such representations, warranties, covenants, undertakings and agreements shall terminate and expire on the date that is 18 months after the Closing Date, except: (i) that the representations and warranties contained in Sections 3.07, 4.06, 4.13 and 4.14 hereof shall survive indefinitely; and (ii) with respect to matters as to which a Claims Notice shall have been given conforming to the requirements of Section 9.02 or 9.03 by a party hereto prior to such expiration date.

                    (b) The covenants, undertakings and agreements of the parties contained in this Agreement, any Ancillary Agreement and in any document, agreement, obligation or instrument contemplated hereby or thereby to be performed or complied with after the Closing (including, without limitation, Section 5.34 hereof), shall survive without limitation as to time except as may otherwise be provided under the terms of this Agreement, any Ancillary Agreement or such related documents, agreements, obligations or instruments.

                    (c) Sellers' obligation to indemnify Purchaser Indemnified Parties (as defined in Section 9.01 hereof) against Sellers' Extra Contractual Obligations under Article IX and any Ancillary Agreement shall terminate and expire on the date that is 54 months after the Closing Date with respect to all claims for Sellers' Extra Contractual Obligations, other than such claims for which a Claims Notice conforming to the requirements of Section 9.02 shall have been given to Sellers by Purchaser or LLANY prior to such expiration date.

                                   ARTICLE IX
                        INDEMNIFICATION AND OTHER RIGHTS

         Section 9.01. Obligation to Indemnify.

                    (a) Subject to the limitations on survivability set forth in
Article VIII and to the limitations set forth in this Article IX, each Seller, severally and not jointly, agrees to indemnify, defend and hold harmless Purchaser and LLANY and their respective directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Purchaser Indemnified Parties") from and against all Losses (as hereinafter defined) asserted against, imposed upon or incurred by any Purchaser Indemnified Party arising from: (i) any breach of or inaccuracy in the representations and warranties made by such Seller contained in Article III hereof for such period of survival as provided in Section 8.01(a) hereof; (ii) any breach, nonfulfillment or default in the performance of any of the covenants and agreements of such Seller contained in this Agreement or in any Ancillary Agreement; (iii) the Retained Liabilities of such Seller; (iv) Sellers' Extra Contractual Obligations for such period of survival as provided in Section 8.01(c) hereof; (v) any other matter for which such Seller has agreed to indemnify Purchaser under the Coinsurance Agreements, Administrative Services Agreements or other Ancillary Agreement; and (vi) any enforcement of this indemnity.

         As used in this Article IX and this Agreement, "Loss" and/or "Losses" shall mean actions, claims, losses, liabilities, damages, costs, expenses (including reasonable attorneys' fees), interest and penalties.

                    (b) Subject to the limitations on survivability set forth in
Article VIII and to the limitations set forth in this Article IX, Purchaser and LLANY, severally and not jointly, agree to indemnify, defend and hold harmless Sellers and their respective directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Sellers' Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Sellers' Indemnified Party arising from: (i) any breach of or inaccuracy in the representations and warranties made by Purchaser or LLANY contained in Article IV hereof for such period of survival as provided in Section 8.01(a) hereof; (ii) any breach, nonfulfillment or default in the performance of any of the covenants and agreements of Purchaser or LLANY contained in this Agreement or in any Ancillary Agreement; (iii) the Assumed Liabilities (including, but not limited to, all claims that constitute Sellers' Extra Contractual Obligations but for which Sellers' indemnification obligation has expired pursuant to Section 8.01(c) hereof); (iv) any other matter for which Purchaser or LLANY has agreed to indemnify Sellers under the Coinsurance Agreements, Administrative Services Agreements or other Ancillary Agreements; and (v) any enforcement of this indemnity.

         Section 9.02. Claims Notice. (a) In the event that either Purchaser or LLANY or one of the Sellers wishes to assert a claim for indemnification hereunder (including, but not limited to, claims arising from a claim or demand made, or an action, proceeding or investigation instituted, by any Person not a party to this Agreement that may result in a Loss for which indemnification is claimed under this Article IX (a "Third Party Claim")), such party seeking indemnification (the "Indemnified Party") shall give written notice (a "Claims Notice") to the other party (the "Indemnifying Party"). Such Claims Notice shall be delivered to the Indemnifying Party as promptly as practicable, specifying in detail the facts constituting the basis for, and the amount of, the claim asserted. The failure by any Indemnified Party to notify the Indemnifying Party as promptly as practicable shall relieve any Indemnifying Party from its indemnification obligations only to the extent such failure or other actions taken by the Indemnified Party in response to such claim shall actually prejudice an Indemnifying Party; provided however, that notwithstanding the foregoing, an Indemnifying Party shall have no obligations to indemnify an Indemnified Party if a Claims Notice containing the information specified above is not received by the Indemnifying Party prior to the termination of the applicable periods described in Sections 8.01(a) and 8.01(c).

                    (b) Subject to the provisions of Section 9.02(c), upon receipt of a Claims Notice the Indemnifying Party shall have the right to assume the defense and control of Third Party Claims. In the event the Indemnifying Party exercises such rights to assume the defense and control of a Third Party Claim, the Indemnified Party shall have the right but not the obligation reasonably to participate in (but not control) the defense of Third Party Claims with its own counsel and at its own expense. Any election by an Indemnifying Party whether to assume the defense of a Third Party Claim must be received by the Indemnified Party within a reasonable time period after receipt of the Indemnified Party's Claims Notice, and failure to send such notice within a reasonable time shall be deemed an election not to defend. If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnifying Party shall select counsel, contractors and consultants of recognized standing and competence after consultation with the Indemnified Party; shall take all steps necessary in the defense or settlement of such Third Party Claims; and shall at all times diligently and promptly pursue the resolution of such Third Party Claims. The Indemnified Party shall, and shall cause each of its directors, officers, employees, agents, representatives, Affiliates and permitted assigns to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim defended by the Indemnifying Party, which cooperation shall include, without limitation, designating a liaison counsel to whom the Indemnifying Party may direct notices and other communications, using reasonable efforts to make witnesses available, and providing records and documents to the extent such witnesses, records and documents are relevant to the Third Party Claim.

                    (c) The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim as to which the Indemnifying Party has assumed the defense in accordance with the terms of Section 9.02(b), without the consent of any Indemnified Party, but only to the extent that such settlement or entry of judgment (i) provides solely for the payment of money, and (ii) provides a complete release of, or dismissal with prejudice of claims against, any Indemnified Party potentially affected by such Third Party Claim from all matters that were or could have been asserted in connection with such claims. In the event that either Seller is the Indemnifying Party, the amounts of any settlement or judgment paid by such Seller in connection with Third Party Claims arising out of Sellers' Extra Contractual Obligations or misrepresentations and breaches of warranty referred to in Section 9.01(a)(i) shall be applied against the applicable deductibles set forth in Section 9.05(a)(i) hereof. Further, Purchaser shall pay, or shall reimburse Sellers for, the amount of such settlement or judgment to the extent that the applicable deductibles as described in Section 9.05(a)(i) have not been exhausted. In the event that Purchaser or LLANY is the Indemnifying Party, the amounts of any settlement or judgment paid by Purchaser or LLANY in connection with Third Party Claims arising out of misrepresentations and breaches of warranty referred to in Section 9.01(b)(i) shall be applied against the deductible amount set forth in Section 9.05(a)(ix) hereof. Further, the relevant Seller shall pay, or shall reimburse Purchaser or LLANY for, the amount of such settlement or entry of judgment to the extent that the deductible as described in Section 9.05(a)(ix) has not been exhausted. Except as provided above, settlement or consent to entry of judgment shall require the prior approval of the Indemnified Party, such approval not to be unreasonably withheld. If requested by the Indemnifying Party, the Indemnified Party will cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim or cross-complaint against any Person (other than the Indemnified Party or its directors, officers, employees, agents, representatives, Affiliates, successors and permitted assigns). In the event that either Seller is the Indemnifying Party and such Seller declines to assume the defense of a Third Party Claim arising out of Sellers' Extra Contractual Obligations or misrepresentations and breaches of warranty referred to in Section 9.01(a)(i), any costs or expenses incurred by Purchaser in connection with such Third Party Claims and Sellers' Extra Contractual Obligations shall be applied against the applicable deductible set forth in Section 9.05(a)(i) hereof. Further, Purchaser also shall pay, or shall reimburse Sellers for, the amount of such settlement or judgment to the extent that the applicable deductibles as described in Section 9.01(a)(i) have not been exhausted. In the event that Purchaser or LLANY is the Indemnifying Party and declines to assume the defense of a Third Party Claim arising out of misrepresentations and breaches of warranty referred to in Section 9.01(b)(i), any costs or expenses incurred by the relevant Seller in connection with such Third Party Claims shall be applied against the deductible amount set forth in Section 9.05(a)(ix) hereof. Further, the relevant Seller also shall pay, or shall reimburse Purchaser or LLANY for, any amounts paid or to be paid by Purchaser or LLANY in connection with any such settlement or entry of judgment to the extent that the deductible as described in Section 9.05(a)(ix) has not been exhausted. Unless and until the Indemnifying Party elects to defend the Third Party Claim, the Indemnified Party shall have the right, at its option and at the Indemnified Party's expense to do so in such manner as it reasonably deems appropriate; provided, however, that Indemnified Party shall not settle or compromise any Third Party Claim for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld).

         Section 9.03. Procedures for Direct Claims. In the event any Indemnified Party shall have a claim for indemnity against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver written notice of such claim with reasonable promptness to the Indemnifying Party specifying in detail the facts constituting the basis for, and the amount of, the claim asserted. Provided that notice is delivered prior to any applicable expiration date, the failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any Loss that it may have to such Indemnified Party with respect to any claim made pursuant to this Section 9.03, it being understood that notices for claims in respect of a breach of a representation, warranty, covenant, undertaking or agreement must be delivered prior to the expiration of the survival period applicable thereto.

         Section 9.04. Indemnification Payments. Any payment arising under this
Article IX shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing; provided that, such payments shall be made, without duplication or double-counting, only to Purchaser or Sellers, respectively. In no event shall ALIC or ALIAC, as the case may be, be responsible for paying any indemnification obligation incurred by the other to Purchaser.

         Section 9.05. Limitations on Indemnification Obligations.

                    (a) In addition to any other limitations contained in Articles VIII and IX hereof, the obligations of Sellers, Purchaser and LLANY to indemnify any Purchaser Indemnified Party or Sellers' Indemnified Party, as the case may be, are subject to, and limited by, the following:

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

                        (i) Sellers shall be obligated to provide indemnification under this Article IX or under any Ancillary Agreement on account of any misrepresentation or breach of warranty only to the extent that the aggregate dollar amount of Losses with respect to all misrepresentations and breaches of warranty referred to in Section 9.01(a)(i) exceeds $30 million, but only for the amount in excess of $30 million. Sellers further shall be obligated to provide indemnification under this Article IX on account of Sellers' Extra Contractual Obligations only to the extent that the aggregate dollar amount of Losses incurred by Purchaser or LLANY, as applicable, with respect to such Sellers' Extra Contractual Obligations exceeds $10 million, but only for the amount in excess of $10 million. Losses incurred by Purchaser, or LLANY, if any, with respect to Sellers' Extra Contractual Obligations shall be applied against the $30 million deductible provided for above, except to the extent that such Losses exceed $10 million and are indemnified by Sellers.

                        (ii) The maximum aggregate liability of Sellers for indemnification for all Losses subject to indemnification under this
         Article IX including, without limitation, any amount paid pursuant to
         Section 9.05(a)(i) shall be $500 million; provided however, that Losses that constitute Direct Economic Losses shall not be subject to such $500 million limitation.

                        (iii) Each Indemnified Party shall be obligated to use its commercially reasonable efforts to mitigate to the extent reasonably practicable the amount of any Losses for which it is entitled to seek indemnification hereunder.

                        (iv) Upon making any indemnification payment, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third party in respect of the Loss to which the payment relates; provided, however, that until the Indemnified Party recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third party on account of said payment are hereby made expressly subordinated and subjected in right of payment to the Indemnified Party's rights against such third party. Without limiting the generality of any other provision hereof, each such Indemnified Party and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

                        (v) The amount of any Losses sustained by an Indemnified Party and owed by an Indemnifying Party shall be reduced by any amount received by such Indemnified Party with respect thereto under any insurance or reinsurance coverage or from any other party alleged to be responsible therefor. The Indemnified Party shall use reasonable efforts to collect any amounts available under such insurance or reinsurance coverage and from such other party alleged to have responsibility. If the Indemnified Party receives an amount under insurance or reinsurance coverage or from such other party with respect to Losses sustained at any time subsequent to any indemnification actually paid pursuant to this
         Article IX, then, subject to the immediately preceding sentence, such Indemnified Party shall promptly reimburse the applicable Indemnifying Party for any such indemnification payment actually made by such Indemnifying Party up to the actual amount of insurance actually received.

                        (vi) Any indemnification payments recoverable by an Indemnified Party pursuant to this Article IX shall be net of any Federal or state income tax benefits to such Indemnified Party as a result of the Loss as to which the payment is made, provided that if the payment so recoverable will result in an increase in the income taxable for Federal or state income tax purposes by the Indemnified Party, the amount of the payment will be increased so that the Indemnified Party will receive on an after tax basis the full amount of the indemnification contemplated by this Article IX.

                        (vii) Purchaser acknowledges and agrees that, notwithstanding anything to the contrary contained in Article III of this Agreement, Sellers make no representation, warranty, guaranty or covenant regarding, and shall have no obligation to indemnify the Purchaser Indemnified Parties with respect to, the ultimate adequacy or sufficiency of any reserves reflected, or the ultimate collectibility of any reinsurance recoverable reported as an asset or contra-liability in any financial statement, book, record or account of the Sellers including, but not limited to, the Statutory Statements, ALIAC GAAP Statements, the Pro Forma Statements, the Closing Balance Sheet, Revised Closing Balance Sheet and Final Closing Balance Sheet.

                        (viii) During the periods set forth in Sections 8.01(a) and 8.01(c) during which Sellers have certain obligations to indemnify Purchaser, and Purchaser has certain obligations to indemnify Sellers, Purchaser, on the one hand, and Sellers, on the other hand, shall, no less than annually, provide the other party with a written statement summarizing any Claims Notices provided to such other party to date, and setting forth the Losses incurred by such party for which such party is claiming indemnification against the other party in accordance with this Article IX.

                        (ix) Purchaser and LLANY shall be obligated to provide indemnification under this Article IX or under any Ancillary Agreement on account of any misrepresentation or breach of warranty only to the extent that the aggregate dollar amount of Losses with respect to all misrepresentations and breaches of warranty referred to in Section 9.01(b)(i) exceeds $10 million, but only for the amount in excess of $10 million.

                    (b) Intentionally Omitted.

         Section 9.06. Exclusivity. If the Closing occurs, and further subject in any case to (i) the right to enforce the indemnities provided for in this
Article IX, and (ii) to any rights and remedies provided under Section 9.07 hereof or in any Ancillary Agreement, and to the extent permitted by Applicable Law, the indemnities provided for in this Article IX shall be the exclusive remedies of the parties hereto and their respective officers, directors, employees, agents and Affiliates for any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent they are by their terms to be performed after the Closing Date), and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof (including, without limitation, any common law rights of contribution), all of which the parties hereto hereby waive.

         Section 9.07. Security Trust Account and Recapture Rights.

                    (a) Events of Default. From and after the Closing Date, any of the following occurrences shall constitute an event that entitles either Seller to require Purchaser or LLANY, as applicable, to deposit and maintain assets in a Security Trust in accordance with the terms and conditions of this
Section 9.07 and Articles IX of the Coinsurance Agreements (individually or collectively, as the context indicates, an "Event of Default"):

                        (i) Purchaser or LLANY ceases to maintain any of (A) an A.M. Best Company rating of at least B++, (B) a Standard & Poor's Corporation insurer financial strength rating of at least BBB-, and (C) a Moody's Investors Services, Inc. claims-paying ability rating of at least Baa3; or

                        (ii) Purchaser or LLANY fails to (A) maintain a ratio of
         (i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) to (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) of at least 185 percent, or (B) maintain a Standard & Poor's Corporation's capital adequacy ratio of at least 115 percent; or

                        (iii) (A) Purchaser or LLANY ceases to be licensed as a life insurer or ceases to qualify as an accredited reinsurer in a particular jurisdiction under circumstances that would cause one or both Sellers to be denied credit for reinsurance ceded under the Coinsurance Agreements on the financial statements filed by such Seller in said jurisdiction, or (B) either Seller is denied credit for reinsurance ceded under the Coinsurance Agreements on the financial statements filed by such Seller in any jurisdiction; or

                        (iv) a petition for insolvency, rehabilitation, conservation, supervision, liquidation or similar proceeding is filed by or against Purchaser or LLANY or its statutory representative in any jurisdiction; or

                        (v) any Person other than one of the Affiliates of Purchaser or LLANY in existence on the Closing Date acquires or assumes
         (A) Control of Purchaser or LLANY, whether by merger, consolidation, stock acquisition or otherwise (including, without limitation, the acquisition or assumption of the power to direct Purchaser's or LLANY's management and policies by means of a management or services agreement or other contractual arrangement) or (B) all or substantially all of the assets or liabilities of Purchaser or LLANY by reinsurance (whether indemnity or assumption) or otherwise; or

                        (vi) any Coinsurance Agreement is terminated in accordance with its terms; or

                        (vii) Purchaser or LLANY, as applicable, fails to transfer from its general account to its segregated account for the Par Policies (which segregated account is contemplated by Section 2.6 of the ALIC Coinsurance Agreement and Section 2.6 of the ALIC (NY) Coinsurance Agreement) assets of a type, quality and value necessary to maintain the Par Surplus at the level contemplated by Section 2.8 of the ALIC Coinsurance Agreement and Section 2.8 of the ALIC (NY) Coinsurance Agreement.

The occurrence of any Event of Default shall entitle either Seller to elect to require Purchaser or LLANY, as applicable, to establish a Security Trust whether or not such an occurrence constitutes a Recapture Event, provided, that such Seller has not delivered an Election Notice electing recapture.

                    (b) Recapture Events. From and after the Closing Date, and whether or not an Event of Default has occurred or Security Trust has been established pursuant to Section 9.07(a) hereto, any of the following occurrences shall constitute an event that entitles either Seller to exercise the recapture remedy set forth in this Section 9.07 and Articles IX of the Coinsurance Agreements (individually or collectively, as the context indicates, a "Recapture Event"):

                        (i) Purchaser or LLANY ceases to maintain any of (A) an A.M. Best Company rating of at least B+, (B) a Standard & Poor's Corporation insurer financial strength rating of at least BB+, and (C) a Moody's Investors Services, Inc. claims-paying ability rating of at least Ba1; or

                        (ii) Purchaser or LLANY fails to (A) maintain a ratio of
         (i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) to (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) of at least 160 percent; or (B) maintain a Standard & Poor's Corporation's capital adequacy ratio of at least 100 percent; or

                        (iii) a petition for insolvency, rehabilitation, conservation, supervision, liquidation or similar proceeding is filed by or against Purchaser or LLANY or their statutory representatives in any jurisdiction; or

                        (iv) within thirty (30) calendar days of its receipt of a demand therefor delivered pursuant to Section 9.07(d), Purchaser or LLANY fail to execute the Security Trust Agreement or deposit and maintain assets in trust on the terms provided in Section 9.07(f) and in the Security Trust Agreement(s), provided, however, that the Seller which makes the demand therefor executes such Trust Agreement contemporaneously with the delivery of the demand; or

                        (v) any Coinsurance Agreement is terminated in accordance with its terms; or

                        (vi) within thirty (30) calendar days of the termination of any Administrative Services Agreement in accordance with its terms,
         (A) Purchaser or LLANY does not take all steps necessary to arrange for a third-party administrator acceptable to Sellers in their sole discretion, reasonably exercised, to provide all administrative services to be provided pursuant to the terminated Administrative Services Agreement(s) at the cost of Purchaser or LLANY or (B) such third-party administrator fails to enter into administrative service agreement(s) with Sellers, satisfactory in form and substance to Sellers in their sole discretion, reasonably exercised; or

                        (vii) A judgment or order is entered by a court of competent jurisdiction declaring the invalidity of the Security Trust or finding that the assets held in a Security Trust are general assets of Purchaser or LLANY or otherwise do not constitute a "secured claim" within the meaning of the laws of Purchaser's or LLANY's domiciliary state; or

                        (viii) the Seller for whose benefit a Security Trust is established pursuant to Section 9.07(a)(iii) is denied credit on its financial statements filed in any jurisdiction with respect to the reinsurance provided by Purchaser or LLANY, and Purchaser or LLANY does not take all steps necessary to enable such Seller to obtain credit on its financial statements within thirty (30) calendar days of Purchaser's or LLANY's receipt of written notice from such Seller as to the occurrence described herein; or

                        (ix) Purchaser or LLANY, as applicable, fails to transfer from its general account to its segregated account for the Par Policies (which segregated account is contemplated by Section 2.6 of the ALIC Coinsurance Agreement and Section 2.6 of the ALIC (NY) Coinsurance Agreement) assets of a type, quality and value necessary to maintain the Par Surplus at the level contemplated by Section 2.8 of the ALIC Coinsurance Agreement and Section 2.8 of the ALIC (NY) Coinsurance Agreement.

The occurrence of any Recapture Event shall entitle either Seller to elect recapture remedies hereunder regardless of whether (1) such an occurrence also constitutes an Event of Default, (2) Purchaser has previously established a Security Trust or (3) either Seller has previously delivered an Election Notice requiring Purchaser to establish a Security Trust.

                    (c) Notice to Sellers. Purchaser and LLANY shall provide Sellers with:

                        (i) written notice of any downgrade in Purchaser's or LLANY's A.M. Best Company rating or Standard & Poor's Corporation or Moody's Investors Services, Inc. insurer financial strength or claims-paying ability rating within three (3) Business Days after Purchaser's or LLANY's receipt of notice of such adjustment;

                        (ii) a written report of the calculation of Purchaser's and LLANY's Total Adjusted Capital and Authorized Control Level RBC and Standard & Poor's Corporation's capital adequacy ratio as of the end of each calendar quarter within fifteen (15) Business Days after the end of such quarter;

                        (iii) written notice of the occurrence of any Event of Default or Recapture Event within two (2) Business Days after its occurrence; and

                        (iv) not less than annually, a written report, in form reasonably satisfactory to the Sellers, from Purchasers and LLANY certifying that no Event of Default or Recapture Event has occurred during the period covered by such report or is continuing as of the last day of such period, together with the appropriate calculations and backup reasonably necessary to substantiate the bases of Purchaser's and LLANY's certification.

Sellers may, at their own expense, review Purchaser's and LLANY's books and records to confirm the risk-based capital calculations provided by Purchaser and LLANY pursuant to Section 9.07(c)(ii). In addition, Purchaser and LLANY shall
(A) cooperate fully with Sellers and promptly respond to Sellers' inquiries form time to time concerning the Purchaser's and LLANY's financial condition, operating results and any events, occurrences or other matters which arise on and after the Effective Date and which reasonably relate to the Business or Purchaser's and LLANY's ability to perform and discharge their respective obligations under this Agreement or the Ancillary Agreements; and (B) provide to Sellers such financial statements, reports, internal control letters and reports prepared by auditors and other third parties, SAS-70 Reports and other documents of Purchaser and LLANY as Sellers may reasonably request from time to time.

                    (d) Election of Remedies. Upon the occurrence of any Event of Default, each Seller may elect to require Purchaser or LLANY, as applicable, to maintain assets in a Security Trust for the purpose of securing the Reinsured Liabilities under the Policies and Post-Closing Policies ceded by it to Purchaser and LLANY pursuant to the Coinsurance Agreements. Upon the occurrence of any Recapture Event, each Seller may elect to recapture, subject to the terms and conditions set forth below and in the Coinsurance Agreements all, but not less than all, of the Policies and Post-Closing Policies ceded by it to Purchaser and LLANY pursuant to the Coinsurance Agreements. Notwithstanding the foregoing, in the event such Event of Default or Recapture Event relates solely to LLANY, the remedies provided herein shall apply only to the Policies and Post-Closing Policies coinsured pursuant to the ALIAC (NY) Coinsurance

Agreement and ALIC (NY) Coinsurance Agreement. Each Seller electing either or both of these remedies shall give Purchaser or LLANY, as applicable, written notice of its election (the "Election Notice") specifying (x) the grounds for the exercise of its remedies pursuant to this Section 9.07 and either (y) if it elects to recapture the Policies and Post-Closing Policies, the fact of recapture and the effective date of recapture or (z) if it elects a Security Trust, the fact that Purchaser or LLANY, as applicable, is obligated to execute the Security Trust Agreement and to deposit and maintain assets in such Security Trust for the purpose of securing such Reinsured Liabilities (the "Secured Policies"). The Purchaser may unwind and terminate a Security Trust if, prior to the second anniversary of the date on which the Event of Default which originally gave rise to the establishment of such Security Trust occurred, both
(A) the original Event of Default has been cured or remediated, and (B) no new Event of Default or Recapture Event has occurred; provided, that (i) prior to such second anniversary date, neither Seller has properly provided an Election Notice to recapture the Policies and Post-Closing Policies ceded by it; and (ii) the termination of the Security Trust shall not prejudice or be deemed a waiver of Sellers' right to demand the establishment of a new Security Trust or elect recapture upon the occurrence of any other or new Event of Default or Recapture Event.

                    (e) Recapture. Any recapture by Sellers shall not be deemed to have been consummated until (i) the Seller electing recapture has given Purchaser an Election Notice pursuant to Section 9.07(d); and (ii) such Seller has received payment of the entire Recapture Fee as determined in accordance with Exhibit J hereto. If the Reinsured Liabilities under the Policies and Post-Closing Policies to be recaptured are secured pursuant to a Security Trust established pursuant to Section 9.07(f), the Seller electing recapture may, in its sole discretion, withdraw assets from the Security Trust having an aggregate Market Value (determined pursuant to the Security Trust Agreement governing such Security Trust) not to exceed the amount of the Recapture Fee. Purchaser shall promptly pay such Seller the full amount of the Recapture Fee, reduced by the amount, if any, withdrawn from the Security Trust. Following the consummation of the recapture of Policies and Post-Closing Policies pursuant to this Section 9.07(e), no additional premiums, deposits or other amounts payable under such Policies and Post-Closing Policies shall be ceded to Purchaser pursuant to the Coinsurance Agreements.

                    (f)      Security Trust.

                        (i) Establishment of the Security Trust. Within thirty
         (30) calendar days of any Seller's delivery to Purchaser or LLANY of an Election Notice requiring that Purchaser or LLANY secure the Reinsured Liabilities ceded by such Seller with a Security Trust, the Purchaser or LLANY, as applicable, shall execute the Security Trust Agreement and deposit into an account with the Trustee (the "Security Trust"), naming the Seller as the sole beneficiary thereof, assets having a market value in an amount no less than the Required Balance for the purpose of securing the Reinsured Liabilities. The Security Trust Agreement shall be substantially in the form of Exhibit L hereto.

                        (ii) Trust Assets. At the direction of Purchaser or LLANY, as applicable, the assets held in any Security Trust shall be held in the form of (A) cash and cash-equivalents, (B) certificates of deposit, (C) obligations of the United States Government or its agencies, (D) investment grade bonds, (E) whole (not participations) investment grade (as determined in accordance with Purchaser's internal rating systems) commercial mortgages; provided that the aggregate market value of such commercial mortgages held in the Security Trust shall not exceed 15% of the aggregate market value of the assets held in the Security Trust; and (F) straight Ginnie Mae, Freddie Mac and Fannie Mae 30-year mortgage-backed securities rated AA+ and above; provided that the aggregate market value of such mortgage-backed securities held in the Security Trust shall not exceed 15% of the aggregate market value of the assets held in the Security Trust; and provided, further, that in the event a Security Trust is established pursuant to Section 9.07(a)(v), the assets held in the Security Trust may be invested in accordance with Purchaser's internal investment policies for its individual life insurance business, a copy of which has been provided to Sellers. The aggregate Market Value of the assets held in such Security Trust shall at all times be at least equal to the Required Balance. As long as the Security Trust Agreement remains in force, the Purchaser or LLANY, as applicable, shall calculate the Required Balance as of the last day of each calendar month and report the amount of the Required Balance to the Sellers and Trustee within ten (10) Business Days after the end of such month. In connection with such calculation, Sellers shall direct the Trustee to make the payment to Purchaser of any amounts in the Security Trust which exceed the Required Balance, and Purchaser or LLANY, as applicable, shall promptly deposit in the Security Trust such additional permitted assets as may be necessary to increase the Market Value of the Security Trust assets to the Required Balance. The form and duration of assets to be held in the Security Trust shall be appropriate in light of the Reinsured Liabilities under the Secured Policies. Prior to delivering any assets for deposit in the Security Trust, Purchaser and LLANY shall execute assignments or endorsements in blank of all of Purchaser's and LLANY's right, title and interest in such assets (according to procedures set forth in the Security Trust Agreement), so that the Seller named as beneficiary of such Security Trust, or the Trustee upon Seller's direction, may whenever necessary negotiate title to any such assets without consent or signature from Purchaser, LLANY or any other entity.

                        (iii) Permitted Withdrawals. The Seller named as beneficiary of a Security Trust may withdraw assets from such Security Trust at any time and from time to time, notwithstanding any other provisions of this Agreement or the Ancillary Agreements, and such assets may be utilized and applied by such Seller, or any successor by operation of law of such Seller, including, without limitation, any liquidator, rehabilitator, receiver or conservator of such Seller, without diminution because of insolvency on the part of such Seller, Purchaser or LLANY; provided, however, that Sellers may only withdraw such assets for one or more of the following purposes:

                            (A) to reimburse Seller for any Reinsured
                                Liabilities under the Secured Policies paid by Seller to the extent not paid by Purchaser or LLANY when due;

                            (B) to make payment to Purchaser or LLANY of any
                                amounts that exceed the Required Balance;

                            (C) to pay all or any portion of any Recapture Fee
                                due in connection with the recapture of the Secured Policies; or

                            (D) to pay any other amounts that are due to Sellers
                                under this Agreement or any of the Ancillary
                                Agreements to the extent not paid directly to Sellers by Purchaser or LLANY when due.

                    (g) Resort to Collateral. Notwithstanding the remedies contemplated by this Section 9.07 and the Ancillary Agreements, Sellers may, in their sole discretion, require direct payment by Purchaser or LLANY of any sum in default under this Agreement or the Ancillary Agreements in lieu of exercising the remedies in this Section 9.07, and it shall be no defense to any such claim that Sellers might have had recourse to a Security Trust or recapture remedy.

                    (h) Certain Remedies. Sellers, Purchaser and LLANY acknowledge that any damage caused to Sellers by reason of the breach by Purchaser or LLANY or any of their respective successors in interest of this
Section 9.07 could not be adequately compensated for in monetary damages alone; therefore, each party agrees that, in addition to any other remedies at law or otherwise, Sellers shall be entitled to specific performance of this Section
9.07 or an injunction to be issued by a court of competent jurisdiction pursuant to Section 11.07 hereof restraining and enjoining any violation of this Section 9.07, in addition to such other equitable or legal remedies as such court may determine. Purchaser and LLANY hereby release, waive and discharge any and all claims and causes of action asserting in any way that: (a) any Security Trust is not valid, binding or enforceable; and (b) any remedy of either Seller including, without limitation, Seller's recapture and Security Trust remedies hereunder and under Articles IX of the Coinsurance Agreements are not valid, binding or enforceable. Purchaser and LLANY are forever estopped and barred from making any such assertion in any context or forum whatsoever.

                                    ARTICLE X
                          TERMINATION PRIOR TO CLOSING

         Section 10.01. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

                    (a) by Sellers or Purchaser in writing, if there shall be any order, writ, injunction or decree of any Governmental Authorities binding on Purchaser or Sellers, which prohibits or restrains Purchaser or Sellers from consummating the transactions contemplated hereby; provided, that Purchaser or Sellers, as the case may be, shall have used their commercially reasonable efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted by October 31, 1998;

                    (b) by either of Sellers or Purchaser in writing, if the Closing has not occurred on or prior to October 31, 1998 unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to materially perform each of its obligations under this Agreement required to be performed by it on or prior to the Closing Date; provided, however, that if the Closing hereunder has not occurred due solely to the failure of a party to receive a required approval from a Governmental Authority, the parties agree to extend the October 31, 1998 termination date to December 31, 1998, and to use their respective commercially reasonable efforts to obtain such approval.

                    (c) by Purchaser: (i) if there has been a misrepresentation on the part of Sellers in any representation or warranty of Sellers contained herein or in any certificate or other instrument delivered or furnished to Purchaser pursuant hereto, and such misrepresentation had has or would reasonably be expected to have a Material Adverse Effect on the Business (ignoring, for this purpose, any materiality qualifier in such representation or warranty), or (ii) if there has been any failure on the part of Sellers to comply with or perform any of their agreements, covenants or obligations hereunder and such failure has had or could reasonably be expected to have a Material Adverse Effect on the Business and such noncompliance or nonperformance shall not have been (x) cured or eliminated by Sellers within ten (10) business days following receipt by Sellers of written notice thereof from Purchaser; or
(y) waived by Purchaser on or before the Closing Date;

                    (d) by either Seller: (i) if there has been a misrepresentation on the part of Purchaser or LLANY in any representation or warranty of Purchaser or LLANY contained herein or in any certificate or other instrument delivered or furnished to Sellers pursuant hereto and such misrepresentation has had or would reasonably be expected to have a material adverse affect on the liabilities, results of operations or financial condition of Purchaser taken as a whole (ignoring, for this purpose, any materiality qualifier in such representation or warranty), or (ii) if there has been any failure on the part of Purchaser or LLANY to comply with or perform any of their respective agreements, covenants or obligations hereunder and such failure has had or could reasonably be expected to have a material adverse effect on the liabilities, results of operations or financial condition of Purchaser taken as a whole, and such noncompliance or nonperformance shall not have been (x) cured or eliminated by Purchaser or LLANY within ten (10) business days following receipt by Purchaser or LLANY of written notice thereof from Sellers; or (y) waived by Sellers on or before the Closing Date;

                    (e) at any time on or prior to the Closing Date, by mutual written consent of Sellers and Purchaser.

         Section 10.02. Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become null and void and of no further force and effect, except that, in the event of such a termination because of any breach (a) the breaching party shall be liable to the other party for all actual damages arising directly from such breach, including but not limited to, reasonable consultant fees and expenses; and (b) the obligations arising under Sections 5.24, 11.01, 11.06 and
11.07 shall remain in full force and effect. In no event shall any party be entitled to consequential damages including, but not limited to, damages for lost profits, following a termination of this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.01. Publicity. Except as may otherwise be required by Applicable Law, no release or announcement concerning this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby shall be made without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed. The parties hereto shall cooperate with each other in making any release or announcement.

         Section 11.02. Confidentiality. In addition and subject to the covenants and limitations contained in Section 5.18 hereof, the parties agree that, other than as agreed or as required to implement the transactions contemplated hereby, the parties will keep confidential the terms and conditions of this Agreement and the Ancillary Agreements, including, without limitation, the Schedules hereto and thereto, except as otherwise required by Applicable Law or court or judicial process (including, without limitation, pursuant to any federal or state securities laws or the rules of any stock exchange or self-regulatory organization or pursuant to any legal, regulatory or legislative proceedings).

         Section 11.03. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, sent by certified or registered mail, postage prepaid and return receipt requested, or by express mail or other nationally recognized overnight or same-day delivery service. Any such notice shall be deemed given when so delivered personally or by such delivery service, telegraphed or, if mailed, three days after the date of deposit in the United States mails, as follows:

                    (a) if to Sellers:

                        Aetna Life Insurance Company
                        151 Farmington Avenue
                        Hartford, Connecticut   06156
                        Attention:  Chief Financial Officer

                        Aetna Life Insurance and Annuity Company
                        151 Farmington Avenue
                        Hartford, CT   06156
                        Attention:  Chief Financial Officer

                    with copies (which shall not constitute notice) to:

                        Aetna Retirement Services, Inc.
                        151 Farmington Avenue
                        Hartford, Connecticut   06156
                        Attention:  General Counsel

                        Lord, Bissell & Brook
                        115 South LaSalle Street
                        Chicago, Illinois   60603
                        Attention:  James R. Dwyer

                    (b) if to Purchaser or LLANY:

                        The Lincoln National Life Insurance Company
                        1300 South Clinton Street
                        P.O. Box 1110
                        Fort Wayne, IN  46801
                        Attention: Carl Baker
                        if to LLANY:

                        Lincoln Life & Annuity Company of New York
                        120 Madison Street, Suite 1700
                        Syracuse, NY  13202
                        Attention:  Philip L. Holstein

                    with a copy (which shall not constitute notice) to:

                        Sutherland, Asbill & Brennan LLP
                        1275 Pennsylvania Avenue, N.W.
                        Washington, D.C.   20004
                        Attention:  David A. Massey

Any party may, by notice given in accordance with this Section 11.03 to the other parties, designate another address or person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.

         Section 11.04. Entire Agreement. This Agreement (including the Ancillary Agreements, the other agreements contemplated hereby and thereby, and the Exhibits and Schedules hereto and thereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, except that the terms of the Confidentiality Agreement shall continue to bind the parties hereto in the event this Agreement is terminated pursuant to Section 10.01 hereof. Without limiting the generality of the foregoing sentence, the only representations and warranties made by the parties hereto with respect to the subject matter hereof are the representations and warranties contained in this Agreement and the Schedules and Exhibits hereto. The inclusion of any item in the Schedules is not evidence of the materiality of such item for the purposes of this Agreement or evidence that such item was required to be disclosed therein.

         Section 11.05. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement and the Ancillary Agreements may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, or shall any waiver on the part of any party of any right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and, unless provided otherwise in this Agreement or in the Ancillary Agreements, are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         Section 11.06. Governing Law. THIS AGREEMENT AND THE ANCILLARY AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         Section 11.07. Venue and Jurisdiction. Sellers and Purchaser hereby irrevocably submit to the exclusive jurisdiction of any state or federal court of general and competent jurisdiction located within the City or County of Hartford, State of Connecticut, with respect to any legal action or proceeding arising out of or connected with this Agreement or the Ancillary Agreements.

         Section 11.08. Binding Effect; Assignment. This Agreement and the Ancillary Agreements shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Unless otherwise provided herein or in the Ancillary Agreements, neither this Agreement nor any Ancillary Agreement, or any right or obligation hereunder and thereunder (including, but not limited to, any servicing obligation under the Administrative Services Agreements), may be assigned by any party (in whole or in part) without the prior written consent of the other parties hereto.

         Section 11.09. Interpretation.

                    (a) The parties intend that the terms of the Agreement shall, to the fullest extent possible, be interpreted and applied consistently with the terms of the Ancillary Agreements.

                    (b) The parties acknowledge and agree that, except as specifically provided herein, they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of the Agreement.

                    (c) For purposes of the Agreement and the Ancillary Agreements, the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

         Section 11.10. No Third Party Beneficiaries. Nothing in this Agreement or the

Ancillary Agreements is intended or shall be construed to give any Person (including, but not limited to, the Policyholders, Producers, the Transition Employees or other employees of Sellers), other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Ancillary Agreements or any provision contained herein or therein.

         Section 11.11. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

         Section 11.12. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

         Section 11.13. Dollar Reference. All dollar references in this Agreement are to the currency of the United States.

         Section 11.14. Performance Following Closing. Nothing in this Agreement shall be construed to limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing including, but not limited to, any covenant or agreement contained in the Ancillary Agreements.

         Section 11.15. No Prejudice. The parties agree that this Agreement and the Ancillary Agreements have been jointly negotiated and drafted by the parties hereto and that the terms hereof and thereof shall not be construed in favor of or against any party on account of its participation in such negotiations and drafting.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                        AETNA LIFE INSURANCE AND ANNUITY COMPANY

                        By:    __________________________________

                        Name:  __________________________________

                        Title: __________________________________


                        AETNA LIFE INSURANCE COMPANY


                        By:    __________________________________

                        Name:  __________________________________

                        Title: __________________________________


                        THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                        By:    __________________________________

                        Name:  __________________________________

                        Title: __________________________________


                        LINCOLN LIFE AND ANNUITY COMPANY
                        OF NEW YORK

                        By:    __________________________________

                        Name:  __________________________________

                        Title: __________________________________

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.......................................................................2
         Section 1.01.       Definitions....................................................2

ARTICLE II TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES................................20
         Section 2.01.       Consideration.................................................20
         Section 2.02.       Acquisition of Transferred Assets and Assumption of
                             Assumed Liabilities...........................................20
         Section 2.03.       Place and Date of Closing; Balance Sheets; Cash Transfers
                             at Closing....................................................21
         Section 2.04.       Post-Closing Adjustments......................................22
         Section 2.05.       Closing Items.................................................23

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS......................................24
         Section 3.01.       Organization, Standing and Authority of Seller................24
         Section 3.02.       Authorization.................................................24
         Section 3.03.       Actions and Proceedings.......................................25
         Section 3.04.       No Conflict or Violation......................................25
         Section 3.05.       Consents and Approvals........................................26
         Section 3.06.       Computer Software and Intellectual Property...................26
         Section 3.07.       Brokerage and Financial Advisers..............................27
         Section 3.08.       Compliance with Laws..........................................27
         Section 3.09.       Licenses and Franchises.......................................27
         Section 3.10.       Policies......................................................27
         Section 3.11.       Regulatory Filings............................................28
         Section 3.12.       Producers and Employees.......................................28
         Section 3.13.       Reinsurance...................................................29
         Section 3.14.       Conduct of Business...........................................29
         Section 3.15.       Sellers' Separate Accounts and Underlying Funds...............29
         Section 3.16.       Contracts.....................................................30
         Section 3.17.       Transferred Contracts.........................................30
         Section 3.18.       Transferred Assets............................................31
         Section 3.19.       GAAP Financial Statements.....................................31
         Section 3.20.       Statutory Statements..........................................31
         Section 3.21.       Other Statements.  ...........................................32
         Section 3.22.       Tax Matters...................................................33
         Section 3.23.       Risk Based Capital............................................33
         Section 3.24.       Year 2000 Matters. ...........................................33

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER AND LLANY...........................34
         Section 4.01.       Organization, Standing and Authority..........................34
         Section 4.02.       Authorization.................................................34
         Section 4.03.       Actions and Proceedings.......................................35

                                       i

         Section 4.04.       No Conflict or Violation......................................35
         Section 4.05.       Consents and Approvals........................................36
         Section 4.06.       Brokerage and Financial Advisers..............................36
         Section 4.07.       Compliance with Laws..........................................36
         Section 4.08.       Licenses and Franchises.......................................36
         Section 4.09.       Financial Statements..........................................37
         Section 4.10.       Absence of Certain Changes....................................38
         Section 4.11.       Risk Based Capital............................................38
         Section 4.12.       Sufficient Funds..............................................38
         Section 4.13.       Resources.....................................................38
         Section 4.14.       Year 2000 Matters.............................................38

ARTICLE V COVENANTS........................................................................39
         Section 5.01.       Conduct of Business...........................................39
         Section 5.02.       Investigations; Pre-Closing Access............................41
         Section 5.03.       Post-Closing Access...........................................42
         Section 5.04.       HSR Act Filings...............................................43
         Section 5.05.       Consents and Reasonable Efforts...............................43
         Section 5.06.       Representations and Warranties................................45
         Section 5.07.       Updating Schedules............................................46
         Section 5.08.       Further Assurances............................................46
         Section 5.09.       Expenses......................................................47
         Section 5.10.       Coinsurance Agreements........................................47
         Section 5.11.       Administrative Services Agreements............................47
         Section 5.12.       Bill of Sale..................................................48
         Section 5.13.       Transition Services Agreement.................................48
         Section 5.14.       Certain Agreements............................................48
         Section 5.15.       DAC Tax.......................................................48
         Section 5.16.       Bank Accounts and Lockboxes...................................48
         Section 5.17.       Intentionally Deleted.........................................48
         Section 5.18.       Confidentiality...............................................49
         Section 5.19.       Employment Obligations........................................50
         Section 5.20.       Provision of Transitional Services............................56
         Section 5.21.       Separate Account Revenues.....................................58
         Section 5.22.       Use of Sellers' Names, Logos or Service Marks.................58
         Section 5.23.       Communications with Policyholders.............................58
         Section 5.24.       Non-Solicitation of Business..................................58
         Section 5.25.       Intentionally Deleted.........................................59
         Section 5.26.       Purchaser Year 2000 Matters...................................59
         Section 5.27.       IT Services/Sellers Year 2000 Matters.........................60
         Section 5.28.       Certain Product Tax Matters...................................66
         Section 5.29.       Sellers' Non-Compete..........................................67
         Section 5.30.       Sponsored Business............................................69
         Section 5.31.       Distribution Arrangements.....................................70
         Section 5.32.       Reinsurance Treaties..........................................70
         Section 5.33.       Post-Closing Policies.........................................71

                                       ii

         Section 5.34.       Resources.....................................................72

ARTICLE VI CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASER
         TO CLOSE..........................................................................72
         Section 6.01.       Representations, Warranties and Covenants.....................72
         Section 6.02.       Other Agreements..............................................72
         Section 6.03.       Governmental and Regulatory Consents and Approvals............73
         Section 6.04.       Possession of Assets; Instruments of Conveyance...............73
         Section 6.05.       Injunction....................................................73
         Section 6.06.       Other Documents...............................................73

ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLERS
         TO CLOSE..........................................................................74
         Section 7.01.       Representations, Warranties and Covenants.....................74
         Section 7.02.       Other Agreements..............................................74
         Section 7.03.       Governmental and Regulatory Consents and Approvals............74
         Section 7.04.       Injunction....................................................75
         Section 7.05.       Certain Changes...............................................75
         Section 7.06.       Other Documents...............................................75

ARTICLE VIII SURVIVAL......................................................................75
         Section 8.01.       Survival of Representations, Warranties, Covenants
                             and Certain Indemnities.......................................75

ARTICLE IX INDEMNIFICATION AND OTHER RIGHTS................................................76
         Section 9.01.       Obligation to Indemnify.......................................76
         Section 9.02.       Claims Notice.................................................77
         Section 9.03.       Procedures for Direct Claims..................................79
         Section 9.04.       Indemnification Payments......................................80
         Section 9.05.       Limitations on Indemnification Obligations....................80
         Section 9.06.       Exclusivity...................................................82
         Section 9.07.       Security Trust Account and Recapture Rights...................83

ARTICLE X TERMINATION PRIOR TO CLOSING.....................................................90
         Section 10.01.      Termination of Agreement......................................90
         Section 10.02.      Survival......................................................92

ARTICLE XI MISCELLANEOUS...................................................................92
         Section 11.01.      Publicity.....................................................92
         Section 11.02.      Confidentiality...............................................92
         Section 11.03.      Notices.......................................................92
         Section 11.04.      Entire Agreement..............................................94
         Section 11.05.      Waivers and Amendments; Non-Contractual Remedies;
                             Preservation of Remedies......................................94
         Section 11.06.      Governing Law.................................................94
         Section 11.07.      Venue and Jurisdiction........................................95

                                      iii

         Section 11.08.      Binding Effect; Assignment....................................95
         Section 11.09.      Interpretation................................................95
         Section 11.10.      No Third Party Beneficiaries..................................95
         Section 11.11.      Counterparts..................................................96
         Section 11.12.      Headings......................................................96
         Section 11.13.      Dollar References.............................................96
         Section 11.14.      Performance Following Closing.................................96
         Section 11.15.      No Prejudice..................................................96

                                       iv